                                EXHIBIT 16(A)(5)


                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


                                                                    CONFIDENTIAL







                       FAIRNESS OPINION VALUATION ANALYSIS
         For the Exclusive Use of the Special Committee of the Board of
                              GRISTEDE'S FOODS INC.






                                                                    JULY 1, 2004

--------------------------------------------------------------------------------
THIS REPORT CONTAINS NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING GRISTEDE'S FOODS INC. ("GRISTEDE'S"). IT HAS BEEN PREPARED BY BROOKS, HOUGHTON SECURITIES, INC. FOR THE EXCLUSIVE USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF GRISTEDE'S IN EVALUATING AN OFFER BY JOHN A. CATSIMATIDIS TO TAKE GRISTEDE'S PRIVATE. ANY DISCLOSURE OF THE CONTENTS OR CONCLUSIONS SET FORTH IN THIS DOCUMENT OR ANY OTHER USE OF THIS DOCUMENT WITHOUT THE EXPRESS WRITTEN CONSENT OF BROOKS, HOUGHTON SECURITIES, INC. IS PROHIBITED.
--------------------------------------------------------------------------------

                                            BROOKS, HOUGHTON & SECURITIES, INC.
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                                Table of Contents

The Offer                                                                     2
Our Opinion                                                                   2
Support for Our Opinion                                                       3
Our Procedures                                                                4
Situation of the Sellers and Buyer                                            5
The Industry                                                                  6
Company Assets and Capitalization                                             7
Historical, Recent and Projected 2004 Financial Performance                   8
Offer in Relation to Recent Price for Company Stock                          10
Offer in Relation to Prices of Comparable Publicly Traded Stocks             11
Comparison to Other Comparable M&A Offers and Completed Transactions         18
Value implied by the Net Present Value of Future Cash Flows based on
Company Projections                                                          22
Potential Liquidation Value of the Business                                  27
Other Tests of Value                                                         31
Appendix A - Summary financial data for companies used in the Offer
in Relation to Prices of Comparable Publicly Traded Stocks                32-41


PAGE 1 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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The Offer
o In a letter to the Board dated April 13, 2004, Mr. John A. Catsimatidis ("Buyer"), Chairman of the Board of Gristede's Foods, Inc. ("Gristede's" and the "Company") offered to pay a cash price of $0.87 per Gristede's common share for the approximately 1.6 million common shares he does not currently own (the "Offer"). We understand the Buyer expects to establish an acquisition corporation to exchange the cash for the common stock through a merger. Our expectation is that the sale will result in a taxable capital gain/loss for the unaffiliated shareholders ("Sellers").
o As the Buyer owns all but 1.6 million shares of Gristede's stock, his Offer is for approximately $1.4 million to be paid to the Sellers. The Offer places a value of $17.1 million on the common equity of the Company, based on the 19,636,574 common shares outstanding.
o        The Sellers will receive a merger proxy ("Proxy") with full disclosure.
o Because the Buyer is the controlling shareholder, there is lessened due diligence or documentary risk in the Offer. Further, the Buyer clearly has the capital strength and economic incentive to consummate the transaction.



Our Opinion
o        Our Opinion will be delivered in standard form.
o Our preliminary finding to the Special Committee of the Board ("Committee") is that an Offer price of $0.87 per common share in cash appears to be fair as of this date. If the Committee concurs, this should allow the Company to begin preparing the filing documents.
o We have been limited by Gristede's in our ability to analyze its leasehold assets to approximate the liquidation value of the Company under a liquidation test of value (the Company has no interest in liquidating). Hence our opinion will be qualified with respect to liquidation value.



PAGE 2 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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Support for Our Opinion
The following factors in combination support the fairness of the Offer to the
Sellers:
o        The Offer is for cash.
o The Offer is from a credible Buyer with a strong economic incentive to conclude the purchase and do so on a timely basis. As the Buyer is the controlling shareholder and Company Chairman, there is lessened due diligence or documentary risk in the Offer.
o The Offer provides an attractive liquidity window for the Sellers. A liquidity window is not otherwise open to them except through open market sales. As small minority owners, they hold a stock which is fundamentally illiquid and one in which they collectively have little voice in the management of the business.
o Management represents that in the last 5 or more years no other potential buyers have voiced an interest in buying the Company or the Sellers' minority shares as a block.
o        The Company is financially fragile, and highly leveraged.
o Common shares could be subject to considerable dilution if the Buyer were to simply require the Company to pay fair economic rates for capital and services he has supplied to the Company.
o        The Company faces fierce competition in its market.
o        The Company has a history of losses and projects a loss for fiscal
         2004.
o We have performed a variety of financial analyses, which, on the whole, support the fairness of the proposed transaction to the unaffiliated shareholders.



PAGE 3 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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Our Procedures
Our procedures have included:
o        Review of Company SEC filings for the past 3 years.
o        Review of articles, industry information.
o        Review of the trading history of GRI stock for the last 3 years.
o Meetings with management to discuss the Company's history, trends, and outlook.
o Review of the Company's financial performance, assets, liabilities and net worth.
o        Visits to various Gristede's stores and to certain competitors.
o        Performing various financial analyses:
o        Offer in relation to current and historical market price
         o Offer in relation to 8 comparable publicly traded stocks as to recent trading multiples of revenues and EBITDA, stock market valuation to book net worth.
         o Comparison to 9 comparable M&A offers and completed transactions in the grocery (supermarkets) industry as to enterprise value to revenues and enterprise value to EBITDA.
         o Analysis of the value implied by the net present value of future cash flows based on Company prepared projections.
         o Analysis of the value which might be potentially realizable from a liquidation of the business.







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Situation of the Sellers and Buyer

o The Buyer owns 92% of the Company common shares and is Chairman, tantamount to full control over the Company.
o        The Company ceases to be a viable public company:
         o Public float represents under $1.4 million in value. The average monthly trading volume in 2004 through mid-May has been only 30,000 shares (around $25,000 in total volume per month)
         o There is no institutional interest in the shares. Very little liquidity for the retail market. No reason for analyst coverage.
         o With the share price below $1, a lack of stock volume and believed declining number of shareholders there is a danger of delisting from AMEX, which typically has a significant negative effect on stock valuations.
         o There is no exciting "story" to stimulate shareholder interest. Neither the industry nor the Company is growing rapidly enough to stimulate shareholder buying.
         o The Company loses money and has a history of setbacks (lawsuits, missed opportunities).
         o Management estimates it costs the Company between $500,000 and $1 million to remain public.
         o The Company's business is increasingly commingled with that of the Buyer, who acts as capital source and landlord, as well as Company Chairman. This is an increasingly uncomfortable position for both the Buyer and the public, continuously raising issues of potential conflicts of interest.
o The Buyer appears to have been substantially subsidizing the Company, to the Sellers benefit (roughly valued at over $6 million per year, pre tax).
         o He takes a nominal salary as Chairman and CEO (est. savings $0.5 million to $0.7 million)
         o He is providing $27 million of subordinated capital to the Company at no cost, of which $24 mm was outstanding at the end of Q1 (est. savings $27mm@15% = 4.1 million) + a $10 million personal guarantee on bank debt (7%*$10mm=$0.7 million).
         o He is providing 2 stores to the Company to operate at no capital cost for the stores ($6 million in value *15%= $0.9 million).
         o Outside capital sources look to the Buyer to backstop its investment.



PAGE 5 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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The Industry

o Most full line grocery stores (supermarkets) in Manhattan are believed by Gristede's management to be unprofitable or only marginally profitable.

o Manhattan is a difficult market for profitable operations owing to many factors.
         o Manhattanites dine out with unusual frequency and order prepared foods more than most urban locales.
         o There is an abundance of ethnic and economic diversity that make it difficult to compete on the basis of a uniform product offering from store to store. Some communities are very high-end, others lower end, others Hispanic, Indian, Chinese etc.
         o Green grocers and even drug stores offer many food staples and their offerings are expanding. Gourmet stores are difficult to compete against in high-end communities.
         o Purchase quantities tend to be small and generally require delivery as purchasers walk to stores rather than drive.
         o        Rents are expensive.
         o Manhattanites who travel on weekends often buy larger quantities in suburban stores which enjoy a significant cost of operations advantage and offer better grocery prices.
         o A&P has reduced its number of stores in Manhattan and moved to larger square footage stores.
         o Gristede's store employees and delivery workers are, generally, unionized, which increases the cost and decreases the flexibility of operations.
o Whole Foods has opened a mega store near Columbus Circle that Gristede's management estimates generates over $50 mm in revenues.
o There are a number of no-store front competitors who deliver groceries based on phone or internet orders. Chief among these is FreshDirect, which Gristede's management estimates is generating roughly $100 million in revenue but is unprofitable. To try to compete, Gristede's has been providing an internet service, XpressGrocer.com, but management says the business model does not work, primarily due to delivery costs. Management says Gristede's is losing money on every order.
o Gristede's has little ability to expand via acquisition in Manhattan due to its already sizeable market share and prior regulatory requirements for divestitures.
o Its attempt to acquire the Kings Supermarket failed due to Gristede's inability to raise the needed financing through a high yield bond.



PAGE 6 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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Company Assets and Capitalization
o The table that follows summarizes Gristede's assets and capitalization at February 29, 2004.
o It should be noted that the Company has negative working capital and only $2.7 million in net worth.
o The Company is extremely highly leveraged, carrying $68 million in (short-term and long-term) debt, resulting in a debt to equity ratio of 25 to 1 (versus an average ratio of 2 to 1 for the 8 comparable publicly traded companies we studied).
o        The Offer price of $17.1 million represents 6.3 times book value.


GRISTEDE'S BALANCE SHEET & CAPITALIZATION
Feb. 29, 2004
ASSETS                                                $000's               %
Current assets:
Cash                                               $     650               1%
Accounts receivable                                $  10,313               8%
Inventories                                        $  47,234              36%
Prepaid and other current                          $   3,785               3%
                                                   ---------       ---------


Total current                                      $  61,982              48%
Property and Equipment:                                                    0%
FF&E                                               $  21,767              17%
Capitalized equipment leases                       $  36,168              28%
Leaseholds and leasehold improvements              $  65,022              50%
                                                   ---------       ---------
Gross property and equipment                       $ 122,957              95%

Accumulated depreciation                           $ (58,444)           -45%
                                                   ---------       ---------
Net property and equipment                         $  64,513              50%

Depostis and other assets                          $   3,150               2%
                                                   ---------
Total assets                                       $ 129,645             100%
                                                   ---------

                                      -----------------------------------------
                                                Debt ratios
                                      -----------------------------------------
                                      Working capital (deficit)        $(4,247)
                                      Debt / equity ratio                   25
                                      Debt / total capital ratio           96%
                                      -----------------------------------------


LIABILITIES & O.E                                     $000's               %
Current liabilities:
Accounts payable, trade                            $  45,801              35%
Accrued payroll, vacation & withholdings           $   3,274               3%     ------------------------------------
Accrued expenses                                   $   2,776               2%               Book Capitalization
Due to affiliates - trade                          $     584               0%     ------------------------------------
Capitalized lease obligations - current            $   5,143               4%                                 $ 5,143
Current portion of LTD                             $   8,651               7%                                 $ 8,651
                                                   ---------       ---------
Total current liabilities                          $  66,229              51%                                 $19,275
LTD - noncurrent                                   $  19,275              15%                                 $24,018
Due to affiliates                                  $  24,018              19%                                 $10,929
Capitalized lease obligations - noncurrent         $  10,929               8%                                 -------
Deferred rent                                      $   6,444               5%
                                                   ---------       ---------      Debt capital                $68,016
Total liabilities                                  $ 126,895              98%     Equity capital              $ 2,750
                                                   ---------       ---------                                  -------
Owners' equity:                                                                   Total capital               $70,766

Common stock and paid in capital                   $  18,458              14%     ------------------------------------
Retained losses                                    $ (15,708)            -12%                Enterprise Value
                                                   ---------       ---------      ------------------------------------
Total owners' equity                               $   2,750               2%     Debt capital                $68,016
                                                   ---------       ---------      Equity @$0.87/sh            $17,084
Total liabilities & owners' equity                 $ 129,645             100%     Less Cash                    $ (650)
                                                   ---------       ---------                                   -------
                                                                                  Enterprise Value            $84,450
                                                                                  ------------------------------------





PAGE 7 CONFIDENTIAL
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Historical, Recent and Projected 2004 Financial Performance
Below are income statements for Gristede's for the past 3 fiscal years, the most recent 52 weeks and the Company's projection for fiscal 2004.

GRISTEDE'S INCOME STATEMENTS


                                      ----------------------------------------------------------------------------------------
              $000's                                                        Historical
                                      ----------------------------------------------------------------------------------------
                                           52 Weeks               52 Weeks                52 Weeks            52 Weeks
                                           12/2/2001              12/1/2002              11/30/2003           2/29/2004
                                      ----------------------------------------------------------------------------------------
Sales                                 $ 229,988     100%       $ 250,733   100%       $ 279,687   100%     $ 274,930    100%
Cost of sales                         $ 139,181      61%       $ 151,435    60%       $ 167,391    60%     $ 162,525     59%
                                      ---------                ---------              ---------            ---------
Gross profit                          $  90,807      39%       $  99,298    40%       $ 112,296    40%     $ 112,405     41%
Store operating, and G&A              $  71,597      31%       $  79,176    32%       $  94,469    34%     $  93,778     34%
Pre-store opening costs               $     165       0%       $     742     0%       $     531     0%     $     296      0%
Bad debt expense                      $     250       0%       $      72     0%       $   1,731     1%     $   1,731      1%
Depreciation and amortization         $   7,204       3%       $   7,990     3%       $   9,618     3%     $   9,617      3%
Non-store and corporate expenses      $   8,329       4%       $   9,829     4%       $  11,474     4%     $  11,445      4%
Unusual expenses (income)             $    (467)      0%       $    (587)    0%       $   2,625     1%     $   2,625      1%
                                      ---------                ---------              ---------            ---------
Operating income                      $   3,729       2%       $   2,076     1%       $  (8,152)   -3%     $  (7,087)    -3%
Other income (expense):                       0%      0%                     0%                     0%                    0%
Interest expense                      $  (3,537)     -2%       $  (2,967)   -1%       $  (3,104)   -1%     $  (3,038)    -1%
Interest income                       $       9       0%       $       5     0%       $       4     0%     $       4      0%
Other income (expense)                $     173       0%             $ -     0%       $    (293)    0%     $    (293)     0%
                                      ---------                ---------              ---------            ---------
Income (loss) before income taxes     $     374       0%       $    (886)    0%       $ (11,545)   -4%     $ (10,414)    -4%
Taxes                                 $      99       0%       $      40     0%       $      48     0%     $      48      0%
                                      ---------                ---------              ---------            ---------
Net income (loss)                     $     275       0%       $    (926)    0%       $ (11,593)   -4%     $ (10,462)    -4%

EBITDA *                              $  11,115       5%       $  10,071     4%       $   7,351     3%     $   8,415      3%
                                      ---------                ---------              ---------            ---------



                                      ------------------------
              $000's                         Projected
                                      ------------------------
                                              52 Weeks
                                             11/28/2004
                                      ------------------------
Sales                                     $ 275,000    100%
Cost of sales                             $ 159,500     58%
                                          --------
Gross profit                              $ 115,500     42%
Store operating, and G&A                  $  91,163     33%
Pre-store opening costs                   $       -      0%
Bad debt expense                          $     100      0%
Depreciation and amortization             $   9,777      4%
Non-store and corporate expenses          $  10,631      4%
Unusual expenses (income)                 $   2,600      1%
                                          --------
Operating income                          $   1,229      0%
Other income (expense):                                  0%
Interest expense                          $  (2,805)    -1%
Interest income                           $       -      0%
Other income (expense)                    $    (400)     0%
                                          --------
Income (loss) before income taxes         $  (1,976)    -1%
Taxes                                     $       -      0%
                                          --------
Net income (loss)                         $  (1,976)    -1%

EBITDA *                                  $  10,606      4%
                                          --------



EBITDA varies from that shown in 10-K as EBITDA above does not include increases in deferred rents to conform to the common definition of EBITDA.
EBITDA is earnings before interest, taxes, and depreciation and amortization, and in 2003 certain unusual expenses. EBITDA is after deferred rent expense.
   In 2003 these unusual expenses include affiliate bad debt reimbursement $1,639, litigation settlement $3,250, and Kings acquisition costs written off $1,285 = $6,174


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Historical, Recent and Projected 2004 Financial Performance (cont.)
o Gristede's has failed to earn a profit in over 2 years and the Company is projecting a loss in 2004 of nearly $2 million.
o The 2003 and projected 2004 loss would be much greater if the Company were being charged interest and fees for the approximate $24 million in subordinated loans and $10 million in loan guarantees being provided by Mr. Catsimatidis, as well as facilities and reduced salary compensation other credit support he provides Gristede's.
o The Company earned an EBITDA of $8.4 million in the last 52 reported weeks, ignoring non-recurring charges, and the Company projects an EBITDA of $10.6 million in FYE November 2004.
o Averaging the last 3 fiscal years and the 2004 projection, the Company has a 4-year average EBITDA of $9.8 million. The range is a high of $11.1 million in 2001 and a low of $7.3 in 2003, ranging from 5% to 3% of revenues.
o Gross margins approximate 41% and appear to be improving slightly from year to year.
o Store operating and store G&A expenses are increasing slightly to 34% of revenues.




PAGE 9 CONFIDENTIAL
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Offer in Relation to Recent Price for Company Stock
o On April 16, 2004 the Offer of $0.87 per share by Mr. Catsimatidis was announced. The stock briefly traded up to reach a high of $1.25 and has since that date traded in the range of $0.83 to $0.94 per share.
o The Company's recent price and trading history is summarized below. The tables also show the price history of Gristede's stock from the calendar year 2001 to present.

GRISTEDE'S 2004 STOCK PRICE AND VOLUME HISTORY

                    ------------------------------------
                              Stock Price Range                       $ Value
---------------     ------------------------------------  Monthly    of Trades
  Month 2004           High         Low        Close       Volume    per Month
---------------     -----------------------------------------------------------
April                 $ 1.25      $ 0.80      $ 0.83       33,000     $ 27,390
March                 $ 1.00      $ 0.80      $ 0.85       74,000     $ 62,900
February              $ 0.91      $ 0.84      $ 0.85       15,800     $ 13,430
January               $ 0.94      $ 0.75      $ 0.80       16,700     $ 13,360


GRISTEDE'S STOCK PRICE HISTORY 2001 TO 2004

                          ------------------------------------------------
                                 2001        2002        2003        2004
                          ------------------------------------------------
High Price                     $ 1.70      $ 1.65      $ 1.43      $ 1.25
Low Price                      $ 0.75      $ 0.57      $ 0.50      $ 0.70



Below is a 6 month stock price chart showing closing prices. The horizontal line is drawn at approximately the $0.87 Offer price point.




PAGE 10 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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o        In the period January 2 to April 12, 2004 (the day prior to the Offer),
         Gristede's stock had an average closing price of $0.86 per share. On March 12, one month prior to the Offer, GRI stock closed at $0.82 (and closed at $1.00 on March 15). The stock closed at $0.80 on April 12. Hence the Offer price of $0.87 represents an 8.7% premium to the closing price of the stock 1 day prior to the Offer and is consistent with the average price of the stock during the 3-1/2 months prior to the Offer.
o In reviewing market premiums paid in M&A transactions we found that in 2004, for the market as a whole based on 314 reporting public transactions, the average offer was a 25.7% premium to the stock price
         4 weeks prior to announcement (Source: TheDeal.com 6/14/04). The MergerStat database showed only one transaction with premium to market data in the grocery (supermarket) market in 2004 and as such this M&A segment did not provide a sufficient sample size to assist in evaluating the Gristede's Offer. The chart below summarizes the premium implicit in the Offer at various valuation dates.

PREMIUMS PAID ANALYSIS
-------------------------------------------------------------------------------
                                                          Premium To Market
                                     Closing           -----------------------
                                      Stock    Offer               2004 Median
Date                                  Price    Price   GRI Offer  All Industies
-------------------------------------------------------------------------------
April 12: 1 day prior to offer        $ 0.80   $ 0.87     9%           n/a
March 16 - 4 weeks prior              $ 0.95   $ 0.87    -8%           26%
March 12 - 1 month prior              $ 0.82   $ 0.87     6%           n/a

o The reason why most M&A transactions involve a premium to market price is that the acquirer is paying a premium to acquire control or to incent a critical mass of investors to sell in one transaction. In the instance of Gristede's, the buyer already has control and the quantity proposed for purchase is a small minority stake worth only $1.4 million. Hence the presence or absence of a premium is not in this instance a compelling measure of fairness. Further, GRI stock is thinly traded and extremely illiquid. Even small dollar volumes in trading can result in significant price fluctuations, making 15% or greater daily price fluctuations not unusual.

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Conclusion: Because this is not a control transaction and the Offer price is consistent with or a slight premium to the price of Gristede's stock in the period leading up to the Offer, we conclude that the fairness of the Offer is supported in comparing it to the market price of Gristede's stock. However, because of the thin trading and low price of the stock, we do not place great value on market price or a premiums to market analysis as a measure of fairness.



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Offer in Relation to Prices of Comparable Publicly Traded Stocks
o The key measures we used in comparing Gristede's financially with other similar publicly traded companies were revenues, EBITDA, enterprise value and book value. The definition of EBITDA we used is earnings before taxes interest, depreciation and amortization (exclusive of changes in deferred rents) and before extraordinary or non-recurring income and expense. Enterprise value was computed equal to the market value of owners' equity plus borrowings including capitalized leases minus cash and marketable securities. The table below summarizes these measures for Gristede's.

GRISTEDE'S EBITDA AND ENTERPRISE VALUE

                                       ------------------------------                                               ---------------
                                          52 Weeks      Projection
                $ 000's                  29-Feb-04      28-Nov-04                                                       29-Feb-04
                                       ------------------------------                                               ---------------
Net loss                                     $(10,462)      $ (1,976)   Capitalized lease obligations - current          $  5,143
Interest                                     $  3,037       $  2,805    Current portion of LTD                           $  8,651
Income tax                                   $     49       $      -    LTD - noncurrent                                 $ 19,275
Dep & amort (excl def rent)                  $  9,617       $  9,777    Due to affiliates                                $ 24,018
Non-recurring charges:                                                  Capitalized lease obligations - noncurrent       $ 10,929
                                                                                                                         --------
Affiliate bad debt writeoff    $ 1,639                                  Total borrowings                                 $ 68,016
Litigation settlement          $ 3,250                                  Mkt. value of owners' equity @$0.87/sh           $ 17,084
King acquisition costs         $ 1,285       $  6,174       $      -      Less Cash                                      $   (650)
                               --------      --------       --------                                                     ---------
---------------------------------------------------------------------  ------------------------------------------------------------
EBITDA                                        $ 8,415       $ 10,606     Enterprise Value                                $  84,450
---------------------------------------------------------------------  ------------------------------------------------------------



o We identified and reviewed the universe of U.S. based publicly traded companies which represented a pure play in the grocery business. We eliminated the largest companies (with markets caps over $5 billion) and those with market caps so low that market prices might not reflect fair value. A group of 8 companies were selected for comparison purposes based on business description, size and markets served.
o The 8 companies selected and their business descriptions are included in the pages which follow. All 8 companies are significantly larger in revenues, profit, market capitalization, and enterprise value than Gristede's.
o For the comparison group we calculated the ratio of enterprise value to revenues, enterprise value to EBITDA, and market value of equity to book value. In each instance, the higher the value for the Gristede's calculated ratio, the more favorable the Offer for Gristede's selling shareholders. Because Gristede's is unprofitable we were not able to use profitability as a measure of value.


PAGE 13 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


o The Gristede's Offer compared favorably in each instance to the median value provided by the comparison group despite the fact the comparison group was composed of larger, more stable, less highly levered companies, which would generally merit a valuation premium relative to Gristede's.
o The median of the comparison group for enterprise value to revenues was 0.26, versus 0.31 for the Gristede's Offer; for enterprise value to EBITDA the median value was 6.1 compared to 10.0 for Gristede's; and market value of equity to book value the median value was 1.0 compared to 6.2 for Gristede's.
o Because the Company's EBITDA is projected to increase from 8.4 in the most recent 52 weeks to 10.6 for the 52 weeks ending November 2004, a 26% increase, we performed a calculation of Gristede's enterprise value / EBITDA ratio using the projected 2004 EBITDA. This ratio using projected EBITDA of 8.0 for Gristede's was still well above the median of the comparison group of 6.1 whose ratios were based on their trailing 12-months numbers.

Conclusion: The Offer in Relation to Prices of Comparable Publicly Traded Stocks above analysis strongly supports the Gristede's Offer as being fair.


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                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
GROCERY INDUSTRY PUBLICLY TRADED COMPARABLES
-----------------------------------------------------------------------------------------------------------------------------------
Prepared June 2004                                                                              Valuation Statistics
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Stock Price                                             Enterprise
                                                     5/18/04                   Financial Performance         Value /
-----------------------------------------------------------------------------------------------------------------------------------
                                                % Below  Market                                                         Mkt. Equity
                                                  52 Wk  Equity    Enterprise                      Net                     Value/
Company                     Ticker   Current      High   Value       Value     Revenues   EBITDA  Income Revenues EBITDA  Book Value
-----------------------------------------------------------------------------------------------------------------------------------
                                                          $ mm     $ mm        $ mm      $ mm      $ mm
-----------------------------------------------------------------------------------------------------------------------------------
Foodarama Supermarkets Inc.  FSM     $ 37.25       1%    $    37   $  208      $ 1,087   $  38    $   3     0.19     5.5     0.9
-----------------------------------------------------------------------------------------------------------------------------------
Ingles Markets Inc.          IMKTA   $ 10.59      13%    $   251   $  827      $ 2,062   $ 115    $  19     0.40     7.2     1.0
-----------------------------------------------------------------------------------------------------------------------------------
Marsh Supermarkets Inc.      MARSB   $ 13.56       6%    $    56   $  362      $ 1,653   $  50    $   3     0.22     7.2     0.8
-----------------------------------------------------------------------------------------------------------------------------------
Pantry Inc.                  PTRY    $ 17.97      39%    $   367   $  928      $ 2,998   $ 137    $   3     0.31     6.8     3.1
-----------------------------------------------------------------------------------------------------------------------------------
Pathmark Stores Inc.         PTMK    $  6.85      27%    $   204   $  820      $ 3,991   $ 190    $  17     0.21     4.3     0.6
-----------------------------------------------------------------------------------------------------------------------------------
Village Super Market Inc.    VLGEA   $ 31.65       7%    $    98   $   96      $   921   $  30    $  11     0.10     3.2     0.9
-----------------------------------------------------------------------------------------------------------------------------------
Whole Foods Market Inc.      WFMI    $ 77.51       4%    $ 4,666   $4,647      $ 3,520   $ 313    $ 127     1.32    14.8     5.7
-----------------------------------------------------------------------------------------------------------------------------------
Wild Oats Markets Inc.       OATS    $ 13.09      15%    $   393   $  404      $   997   $ 137    $   5     0.41     3.0     2.2
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
High -Low Range (8 Cos.)                                                                                  1.32 -  14.8 -   5.7 -
High -Low Range excluding                                                                                 0.10     3.0     0.6
Highest and Lowest (6 Cos.)                                                                               0.41 -   7.2 -   3.1 -
                                                                                                          0.19     3.2     0.8
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Average (8 Cos.)                                                                                          0.39     6.5      1.9
Median (8 Cos.)                                                                                           0.26     6.1      1.0

Gristede's Foods Inc.        GRI      $ 0.87     39%   $    17   $   84      $   275   $   8    $ (11)    0.31    10.0      6.2
------------------------------------------------------------------------------------------------------------------------------------
Gristede's Foods using 2004 Projected Revenues,
EBITDA**                                               $    17   $   84      $   275   $  11    $  (2)    0.31     8.0      6.2
------------------------------------------------------------------------------------------------------------------------------------
Notes:
------------------------------------------------------------------------------------------------------------------------------------
All amounts are as of the most recently reported 12 month period.
------------------------------------------------------------------------------------------------------------------------------------
Historical prices and fundamental data provided by Media General Financial Services and SnmartMoney.com.
------------------------------------------------------------------------------------------------------------------------------------
** Calculations shown for comparative purposes. Projections not available for comparable companies, hence GRI 2004 is being compared to most recent trailing 12 months.
------------------------------------------------------------------------------------------------------------------------------------
Definitions: Market Equity Value is market price times shares outstanding + preferred stock value.
------------------------------------------------------------------------------------------------------------------------------------
Enterprise Value = market equity value + long term debt + LT capitalized leases + short term debt - cash.
------------------------------------------------------------------------------------------------------------------------------------


PAGE 15 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
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BUSINESS DESCRIPTION OF THE PUBLICLY TRADED COMPARABLES

FOODARAMA SUPERMARKETS operates a chain of 24 Shop-Rite supermarkets in Central NJ. FSM also operates two liquor stores and two garden centers. For the 26 weeks ended 5/01/04, sales increased 12% to $573.8M. Net income rose from $477K to $2.2M. Revenues benefited from the opening of new locations and higher same store sales. Earnings also benefited from improved gross profit margins and lower occupancy expenses.

INGLES MARKETS, INC. is a supermarket chain operating 198 stores in GA, NC, SC, TN, VA and AL. For the 26 weeks ended 3/27/04, revenues increased 7% to $1.06B. Net income increased 80% to $9M. Revenues reflect an increase in comparable store sales, the opening of new stores, and major store remodel/expansions. Earnings also benefited from decreased administrative expenses as a percentage of revenues.

MARSH SUPERMARKETS, INC. operates 113 supermarkets and 166 Village Pantry convenience stores in central Indiana and western Ohio. Supermarket operations represented 80% of total revenues for the 40 weeks ended January 3, 2004, while convenience stores and foodservices contributed 15.5% and 3.3% of revenues, respectively.

THE PANTRY, INC. is a convenience store operator in the southeastern U.S. offering merchandise and gasoline, as well as ancillary services. As of 9/03, the Company operated 1,392 stores. For the 26 weeks ended 3/25/04, revenues rose 17% to $1.55B. Net loss before accounting change totaled $9.1M vs. income of $2.6M.

PATHMARK STORES, INC. is a supermarkets chain that operates 144 stores primarily in the New York, New Jersey and Philadelphia metropolitan areas, 131 of which include full-service pharmacies. For the FY ended 1/31/04, sales increased 1% to $3.99B. Net income before accounting change rose 19% to $16.5M. Revenues benefited from higher same-store sales and the opening of new stores. Earnings also benefited from the gain on sale of real estate.

VILLAGE SUPER MARKET, INC. owns and operates a chain of 23 ShopRite supermarkets in New Jersey and Pennsylvania. The Company also operates one liquor store. For the 39 weeks ended 4/24/04, net sales increased 4% to $698.5M. Net income increased 6% to $8.9M. Revenues reflect an increase in same store sales. Net income also reflects an increase in gross margin and lower interest expenses.

PAGE 16 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


WHOLE FOODS MARKET engages in the sale of natural food and nutritional products, primarily through its 145 natural foods supermarkets (as of 09/03) and direct marketing of nutritional supplements. For the 28 weeks ended 4/11/04, net sales rose 23% to $2.02B. Net income rose 45% to $74M. Results reflect a 15.8% increase in comparable store sales, the opening of additional stores and higher gross margins.

WILD OATS MARKETS is a natural foods supermarket chain in North America. As of March 2003, OATS operated 102 stores in 25 states and British Columbia under several names. For the 13 weeks ended 3/27/04, net sales rose 12% to $263.8M. Net income rose 64% to $2.4M. Revenues reflect an increase of newly opened stores. Earnings also benefited from decreased selling, general and administrative expenses.

GRISTEDE'S FOODS, INC. owns and operates 41 supermarkets in Manhattan, three in Westchester County, one in Brooklyn, one in the Bronx and one in Long Island, NY. The Supermarkets are operated under the Gristede's name. For the 13 weeks ended 2/29/04, revenues decreased 6% to $69.8M. Net loss decreased 82% to $252K. Revenues reflect promotional pricing at new stores. Lower loss benefited from increased margins.

Company descriptions excerpted from Fidelity.com, which derives its information from Smartmoney.com, and Media General Financial Services



PAGE 17 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------
Comparison to Other Comparable M&A Offers and Completed Transactions
o We compared the price offered to Gristede's shareholders to the prices offered or paid in similar U.S. grocery store chain transactions from 2000 to present.
o We identified 9 comparable transactions for which there was publicly available information that included an EBITDA amount. In instances where there were multiple offers, we used the most recent offer price. The 9 transactions are shown on the following page.
o Gristede's offer for Kings Supermarkets was included and represents a close comparable in that is both recent and involves the New York area market.
o We used the comparable M&A transactions to examine the Gristede's Offer against the two parameters - enterprise value to revenues and enterprise value to EBITDA. We use these measures because they allow comparability irrespective of capital structure. Enterprise value is the price being paid applied to 100% of the equity + all debt assumed minus cash and marketable securities. EBITDA is earnings before interest, taxes, depreciation and amortization and before extraordinary or non-recurring charges.
o The Gristede's Offer is for a minority stake whereas all the comparables, except one (Seiyu / Wal-Mart), was for a control stake and hence the comparison transactions theoretically include a control premium.
o    The Gristede's Offer results in an enterprise value / revenues ratio of
     0.31. This compared favorably (higher is better for shareholders) to both the average and median for the comparison group of 0.28. In fact 7 of the 9 M&A transactions had a lower enterprise value/revenues than that of the Gristede's Offer.
o The Gristede's Offer results in an enterprise value / EBITDA ratio of 10.0. This compares to an average of 9.0 and a median value of 7.0 for the comparison group. Six of the nine transactions had a lower enterprise value / EBITDA than the Gristede's Offer. We also computed the enterprise value / EBITDA ratio for the Gristede's Offer using the projected EBITDA for 2004. This resulted in a ratio of 8.0, again higher than the median of the group of 7.0.
o Finally, we looked at the middle market M&A industry as a whole. Out of 647 transactions announced in the last 12 months with M&A valuations between $25 and $100 million the median EBITDA multiple was 7.3x (The Deal, 6/14/04 issue).

Conclusion: The Comparison to Other Comparable M&A Offers and Completed Transactions analysis supports the Gristede's Offer as being fair.

PAGE 18 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
COMPARABLE M&A TRANSACTIONS ANALYSIS
------------------------------------------------------------------------------------------------------------------------------------
Prepared June 2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Implied
                                                                                                    Enterprise Enterprise Enterprise
                                  Date Announced/                                 Target     Target  Value of    Value/     Value /
                  Seller              Closed                   Buyer             Revenue     EBITDA   Target    Revenue     EBITDA
------------------------------------------------------------------------------------------------------------------------------------
Harry's Farmers Market, Inc.      9-Aug-01 / 31-Oct-01  Whole Foods Market Inc       $132.0    $2.4     $35.0   0.27        14.5
------------------------------------------------------------------------------------------------------------------------------------
Seiyu Ltd (The)                   27-Dec-02/ 27- Dec-02 Wal-Mart Stores Inc        $9,287.9  $364.7  $2,561.4   0.28         7.0
------------------------------------------------------------------------------------------------------------------------------------
Brodbeck Enterprises Inc          18-Apr-01 / 16 Jun-01 Schultz Sav-O Stores Inc     $106.8    $4.7     $30.9   0.29         6.6
------------------------------------------------------------------------------------------------------------------------------------
Golden Gallon Convenience Stores  25-Aug-03 / 17-Oct-03 Pantry Inc (The)             $379.7   $28.6    $304.3   0.80        10.6
(owned by Royal Ahold NV)
------------------------------------------------------------------------------------------------------------------------------------
Grand Union Co (The)              2 Feb-01 / 12-Feb-01  Koninklijke Ahold NV       $2,116.8   $16.1    $405.9   0.19        25.3
------------------------------------------------------------------------------------------------------------------------------------
                                                        Green Valley Acquisition
Uni-Marts Inc                        27-Jan-04 / na      Co LLC                      $434.2   $11.4     $85.1   0.20         7.5
------------------------------------------------------------------------------------------------------------------------------------
Dairy Mart Convenience Stores Inc    15-Mar-01 / na     DM Acquisition Corp          $723.7    $5.3     $22.5   0.03         4.3
------------------------------------------------------------------------------------------------------------------------------------
Delhaize America Inc              7-Sep-00 / 25 Apr-01  Delhaize Le Lion SA       $11,088.8  $862.0  $4,767.2   0.43         5.5
------------------------------------------------------------------------------------------------------------------------------------
Kings Supermarkets Inc. (owned
by Marks & Spencer)               17-Jul-03 / na        Gristede's Inc.              $419.8   $26.1    $121.3   0.29         4.7
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     $106.8-   $2.4-    $22.5- $0.03-       $4.3-
Co. Range - Low - High (9 Cos.)                                                   $11,088.8  $862.0  $4,767    $0.80       $25.3
------------------------------------------------------------------------------------------------------------------------------------
Range - Excluding Highest and                                                        $132.0-   $4.7-    $30.9- $0.20-       $4.7-
Lowest Values (7 Cos.)                                                             $9,287.9  $364.7  $2,561.4  $0.43       $14.5
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Average                                                                            $2,696.7  $143.9     $912.5  0.28         9.0
Median                                                                               $434.2   $16.1     $121.3  0.28         7.0

                                                        Private group led by
Gristede's Food's Inc.            13-Apr-04 / na        John Catsimatidis            $274.9    $8.4      $84.4  0.31        10.0
Gristede's Food's Inc. as above except based on Gristede's Projections for
YE 2004 for revenues and EBITDA                                                      $275.0   $10.6      $84.4  0.31         8.0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NOTES:
Data taken from the MergerStat Inc. database, except for the Gristede's/Kings Supermarkets transaction and the Catsimatidis/
Gristede's transaction.
------------------------------------------------------------------------------------------------------------------------------------
Data on the Kings Supermarket taken taken from the Gristede's prospectus dated July 17, 2003 prepared in to raise funding for the acquisition..
------------------------------------------------------------------------------------------------------------------------------------
King's Supermarket data is for the 52 weeks ended March 2, 2003. Transaction date is the date of the preliminary prospectus. The deal did not close.
------------------------------------------------------------------------------------------------------------------------------------
Tranactions selected for analysis were limited to U.S. transactions from 2000 to present for which EBITDA data was available.
------------------------------------------------------------------------------------------------------------------------------------
Tranactions include offers which were made but may have not closed or were cancelled. All offers were for a controlling interest, except the Seiyu / Wal-Mart deal.
------------------------------------------------------------------------------------------------------------------------------------
In the event of multiple announced offers for the same target, the most recent agreed offer was used.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS:
------------------------------------------------------------------------------------------------------------------------------------
EBITDA
------------------------------------------------------------------------------------------------------------------------------------
  Earnings before interest, taxes, and depreciation/amortization (exclusive of changes in deferred rents).
  EBITDA calculations are based on latest 12 month results.
------------------------------------------------------------------------------------------------------------------------------------
  Pretax income as reported, but before extraordinary or nonrecurring items + interst expense + depreceiation and amortization.
------------------------------------------------------------------------------------------------------------------------------------
* ENTERPRISE VALUE
------------------------------------------------------------------------------------------------------------------------------------
EV = Price paid assuming purch. 100% of common + value of preferred shares (stated or liquidated) +short and long term debt
(including cap. leases) - cash.
------------------------------------------------------------------------------------------------------------------------------------


PAGE 19 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


Comparison to Other Comparable M&A Offers and Completed Transactions (cont.) Transaction Descriptions:

HARRYS FARMERS MARKET
Whole Foods Market acquired substantially all of the assets of Harrys Farmers Market for $35 million in cash. The acquisition will not include six Harrys in a Hurry food stores. This acquisition allows Whole Foods Market to take advantage of the knowledge and expertise of Harrys Farmers Market in operating perishable superstores. The proceeds from this transaction will be used to pay debt.

SEIYU LTD
Wal-Mart Stores Inc acquired an additional 31.7% stake in Seiyu Ltd (The) for JPY52 billion (US$424.4 million), which increased its total stake in the company to 37.8%. With this acquisition, Seiyu will now be allowed to use the Wal-Mart trademark. In addition, it has concluded a contract allowing it to access the Wal-Mart global product procurement network.

BRODBECK ENTERPRISES
Schultz Acquisition, a subsidiary of Schultz Sav-O Stores acquired Brodbeck Enterprises, the operator of Dicks Supermarkets for approximately $33.8 million in cash and liabilities assumed. The acquisition is part of its strategy to allow itself to aggressively pursue additional shareholder value. The supermarkets acquired will operate under the Piggly Wiggly and Dicks Supermarkets brand names.

GOLDEN GALLON (OWNED BY ROYAL AHOLD)
The Pantry Inc acquired the 138 Golden Gallon convenience stores operating under the Golden Gallon name from Ahold USA, a US subsidiary of Royal Ahold NV for $187 million in cash, sale leaseback financing, and additional debt borrowings. The consideration was paid in two simultaneous transactions involving $94.5 million in the first payment and $92.5 million in the second payment. Golden Gallon was founded in 1959 and currently operates 138 stores of which 90 stores are located throughout Tennessee and 48 stores in northwest Georgia. Currently with 14 stores in Tennessee and 56 in Georgia, The Pantry expects to significantly increase its presence in the Tennessee and Georgia market with the opportunity to capitalize on synergies of the combined group.

GRAND UNION CO
Grand Union Co. filed for bankruptcy and C&S Wholesalers led a consortium of retailers, including Ahold, to bid for the assets of the company. Final regulatory approval was granted 2/2/01. Ahold took a one-time charge for the current year of about USD 50 million to reflect the cost of converting the stores to the Stop & Shop and Tops banners. The total transaction amounted to approximately USD $178 million. The acquisition will positively impact operating earnings as of 2002.

PAGE 20 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


UNI-MARTS INC
Green Valley Acquisition Co LLC entered into a definitive agreement to acquire Uni-Marts Inc for $16.2 million in cash. Green Valley is a privately-held company formed for the purpose of acquiring Uni-Marts and is majority controlled by various members of management of Uni-Marts. In addition to members of the management, Raj J Vakharia is also a member of Green Valley. Vakharia was formerly with the investment banking firm of Donaldson Lufkin, & Jenerette for 25 years where he held the position of Managing Director of DLJ Real Estate Group. Vakharia held the same position following the DLJ merger with Credit Suisse First Boston.

DAIRY MART CONVENIENCE STORES
DM Acquisition terminated its agreement to acquire Dairy Mart Convenience Stores for $4.50 per share in cash or approximately $22.5 million. Under the terms of the agreement, DM Acquisition would have merged into Dairy Mart. In connection with this merger, Dairy Mart would have solicited its debt holders to exchange their subordinated notes of the company and receive for each $10,000 in principal amount of old notes, $3,870 in principal amount of new notes, and $6,191.30 in cash and a warrant to purchase common stock of the surviving corporation. Dairy Mart owns or operates approximately 546 retail stores in seven states located throughout the Midwest and Southeast.

DELHAIZE AMERICA
Delhaize Le Lion acquired the remaining 55% interest that it doesn't own in Delhaize America for about $2.0 billion in stock as it looks to streamline its corporate structure and expand its US operations. Delhaize Le Lion offered 0.4 shares for each class A and B shares of Delhaize America.

KINGS SUPERMARKETS INC.
Gristede's Inc. made an offer, subject to financing, to acquire 100% of the outstanding common stock of Kings Supermarkets, a subsidiary of Marks & Spencer, for a purchase price of $120.0 million in cash. King's had capitalized lease debt of $8.4 million and cash on hand of $7.1 million. Kings operated 25 premium supermarkets in northern New Jersey and 2 supermarkets in Long Island. The transaction was terminated due to Gristede's inability to raise funding for the purchase. Marks & Spencer have announced their intention to exist the U.S. supermarkets industry, but no potential purchasers have met their asking price.

PAGE 21 CONFIDENTIAL
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                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


Value implied by the Net Present Value of Future Cash Flows based on Company Projections
o Gristede's provided us with their most recent projections dated March 12, 2004, which were prepared for their banking group. The projections cover the fiscal years 2004 to 2008 (5 years).
o The projections assume that 4 unprofitable stores are closed in 2004, that no new stores are opened and that there is no interest charged on Mr. Catsimatidis' loans to the Company (see BHS adjustments).
o BHS revised the projections to reflect the estimated market costs of capital and services provided by Mr. Catsimatidis as follows:
         Administrative salaries and fringes were increased by $600k per year to provide a market based compensation to Mr. Catsimatidis' for his services as Chairman and CEO; interest at the rate of 15% was charged on his subordinated loans to the Company plus a small equity kicker; excess cash from the business was applied to repay the Catsimatidis' loans; and two stores currently owned by Mr. Catsimatidis, but operated by Gristede's and whose results are included in the projections, were contributed to capital in exchange for $5,778,000 (est. FMA per Form
         10K) of Gristede's stock. The income statement and balance sheet studied by BHS was otherwise materially unchanged from that supplied by the Company.
o The projections call for a significant turnaround in business profitability. Store sales are projected to increase from $280 million in 2003 to $295 million in 2008 with 4 stores being closed in 2004. Gross margins are projected to increase from 40.2% in 2003 to 42.5% in 2008. Company EBITDA is projected to improve from 2.6% of sales in 2003, or $7,351k (after excluding $6.2 million of nonrecurring expenses from EBITDA), to 5.5% of sales in 2008, or $16,303k. The projections show net losses in each of the 3 years 2004 to 2006.
o On the balance sheet, the projections have net PP&E declining from $65,482k in 2003 to $35,341k in 2008 after the addition of $5,778k of assets from the two contributed stores in 2004. Capitalized lease obligations decline from $17,761k in 2003 to $1,825k in 2008. Due to affiliate declines from $22,008k in 2003 to $9,808k in 2008. Despite the assumed injection of $5,778k of equity in 2004, the Company has negative net worth in 2005 to 2007, and only $1,245k in 2008.

         PAGE 22 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


o BHS used to projections to estimate a year 2008 EBITDA. We applied three different EBITDA multiples, 5.0, 5.5 and 6.1, to EBITDA to arrive at a range of year 2008 enterprise values. The enterprise values were increased by cash and reduced by borrowings to arrive at a 2008 range of value for shareholders' equity. These future values were discounted by a 12% assumed cost of capital per annum to arrive at a FYE 2003 range of value for the Company. The 5.0 and 5.5 EBITDA multiples are less than the 6.1 median EBITDA multiple of our comparable publicly traded companies. The lower multiples reflect our judgment that Gristede's would likely not command the median multiple because Gristede's is smaller in size, and is far less profitable and financially weak in comparison to the companies in our comparables study. The net present value for owners' equity was then apportioned among the existing 19,636,574 shares outstanding and those new shares issued in connection with the two stores and capital being supplied by Mr. Catsimatidis.

Conclusion: The results of the discounted net present value study reveal a computed value for Gristede's shares ranging from $0.65 per share (using the 5.0 EBITDA multiple) to $0.93 per share (using the 6.1 multiple). We believe the discounted net present value study supports the fairness of the $0.87 per share Offer, particularly in light of the aggressiveness of the margin improvement in the projections that produced the values and the weak capitalization of the Company. The pages which follow show our calculation of value and the projected balance sheets and income statements that produced the numbers used in the calculation of value.


PAGE 23 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------
CALCULATION OF NET PRESENT VALUE OF PROJECTIONS USING A RANGE OF EBITDA
MULTIPLES


                                                                                                     5.0        5.5         6.1
                                                                                                    EBITDA     EBITDA      EBITDA
                                                                                                   Multiple   Multiple    Multiple
                                                                                                   --------   --------    --------
Year 5 (2008) EBITDA                                                                               $ 16,303   $  16,303   $ 16,303
EBITDA multiple (note 1)                                                                                  5         5.5   $    6.1
                                                                                                   --------   ---------   --------
Enterprise terminal value before cash                                                              $ 81,513   $  89,665   $ 99,446
Cash in 2008                                                                                          $ 700       $ 700   $    700
Debt                                                                                               $(40,133)  $ (40,133)  $(40,133)
                                                                                                   --------   ---------   --------
Value of Owners' Equity in 2008                                                                    $ 42,080   $  50,232   $ 60,013
Net present value discounted
  @12% per annum                                                                                   $ 23,877   $  28,503   $ 34,053
Equity dilution %: (note 2)
Contribution of 2 stores to O.E.        $5,778k of stores                     $ 5,778
Personal guarantee                      7% 5yrs. on $10mm                     $ 3,500
Loans to company                        5%/yr on avg 5 yr borrowings $22mm    $ 5,500
                                                                              -------
Total dilution                                                                $14,778    46.4%
Value of existing shares @ Offer        19.6mm shs @$0.87                     $17,084    53.6%
                                                                              -------
Value to be apportioned                                                       $31,862   100.0%

Net present value of currently outstanding 19,636,574 Gristede's shares                            $ 12,803   $  15,283   $ 18,259
----------------------------------------------------------------------------------------------------------------------------------
Range of value per share to current shareholders                                                      $0.65       $0.78      $0.93
----------------------------------------------------------------------------------------------------------------------------------

Notes:
The projections assume all excess cash flow from 2004 to 2008 is used to repay debt to affiliate.

(1) We estimate 5.0-5.5 as the relevant range based on facts that (i) Company projections appear aggressive, and (ii) comparable public companies trading at a median of 6.1 times are all much larger, financially stable and more profitable than Gristede's.

(2) Assumes incremental shares are issued to Mr. Catsimatidis for (i) the value of 2 stores assumed contributed to the Company in exchange for stock valued at $5,778k, plus (ii) an equity kicker is paid for the estimated value of a $10mm in Catsimatidis' personal guarantees and loans to the Company required to maintain solvency, plus (iii) an equity kicker is paid in Gristede's stock for the average $22mm in mezzanine loans outstanding during the projection period. All shares are assumed issued at $0.87/share. The projected balance sheet reflects the equity contribution from the 2 stores. No entries have been made in the projected balance sheet or income statement for the equity kickers from personal guarantees or loans to Company as these events have no material effect on cash, debt, or EBITDA.

PAGE 24 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

GRISTEDE'S PROJECTED BALANCE SHEETS


                                                 -----------------------------------------------------
                                                                           HISTORICAL
                                                 -----------------------------------------------------
                     $000's                              AUDITED         AUDITED         AUDITED
ASSETS                                                    FYE 01          FYE 02          FYE 03
                                                 -----------------------------------------------------
Cash (note a)                                                476             576             693
Accounts receivable - net                                  6,703           7,660          11,840
Inventories                                               32,379          37,601          44,546
Due from related parties - trade                           1,093           1,477               0
Prepaid expenses & other current                           2,234           2,826           3,645
                                                         -------         -------         -------
   Total current assets                                   42,884          50,140          60,724

Leasehold Improv. & FF&E                                  70,968          79,482          85,582
Capitalized equipment leases                              23,970          34,301          36,168
                                                         -------         -------         -------
Total gross property & equipment                          94,938         113,783         121,750
Accumulated depreciation                                  41,194          48,475          56,268
                                                         -------         -------         -------
   Net property & equipment                               53,745          65,308          65,482
Intangibles                                                2,885           2,462           2,253
Other assets - non current                                 1,617           2,702             897
                                                         -------         -------         -------
   Total assets                                          101,132         120,613         129,356
                                                         =======         =======         =======

LIABILITIES & OWNERS' EQUITY
Accounts payable, trade                                   27,772          33,838          45,074
Accrued payroll + vacation                                 2,435           3,178           3,666
Accrued expenses & other current                           2,067           2,344           3,332
Cap.  lease oblig.  - current                              3,950           4,892           5,677
LTD - current portion  (note b)                            2,378           2,501           2,651
                                                         -------         -------         -------
   Total current liabilities                              38,602          46,752          60,400
LTD  - noncurrent portion                                 23,108          28,350          25,900
Due to affiliate                                          14,526          14,842          22,008
Cap. lease oblig.  - noncurrent                            9,049          14,945          12,084
Deferred rent                                              4,253           5,056           6,163
                                                         -------         -------         -------
   Total liabilities                                      89,539         109,946         126,555

   Total owners' equity (note c)                          11,593          10,666           2,801
                                                         -------         -------         -------
Total liabilities & equity                               101,132         120,612         129,356
                                                         =======         =======         =======




                                                 ------------------------------------------------------------------------------
                                                                                        PROJECTED
                                                 ------------------------------------------------------------------------------
                     $000's                             PROJ.           PROJ.           PROJ.           PROJ.            PROJ.
ASSETS                                                 FYE 04          FYE 05          FYE 06           FYE 07           FYE08
                                                 ------------------------------------------------------------------------------
Cash (note a)                                             700             700             700              700             700
Accounts receivable - net                               8,000           8,250           8,500            8,750           9,000
Inventories                                            43,000          43,500          44,000           44,500          45,000
Due from related parties - trade                            0               0               0                0               0
Prepaid expenses & other current                        2,750           2,750           3,000            3,000           3,250
                                                      -------         -------         -------          -------          ------
   Total current assets                                54,450          55,200          56,200           56,950          57,950

Leasehold Improv. & FF&E                               93,120          94,345          95,570           96,795          98,020
Capitalized equipment leases                           36,918          37,443          37,968           38,493          39,018
                                                      -------         -------         -------          -------          ------
Total gross property & equipment                      130,038         131,788         133,538          135,288         137,038
Accumulated depreciation                               65,045          73,942          82,848           92,184         101,697
                                                      -------         -------         -------          -------          ------
   Net property & equipment                            64,993          57,846          50,690           43,104          35,341
Intangibles                                             1,253             253               0                0               0
Other assets - non current                              2,250           2,250           2,250            2,500           2,500
                                                      -------         -------         -------          -------          ------
   Total assets                                       122,946         115,549         109,140          102,554          95,791
                                                      =======         =======         =======          =======          ======

LIABILITIES & OWNERS' EQUITY
Accounts payable, trade                                37,000          35,500          35,500           36,000          36,500
Accrued payroll + vacation                              3,500           3,500           3,750            3,750           3,750
Accrued expenses & other current                        3,250           3,250           3,500            3,500           3,500
Cap.  lease oblig.  - current                           6,150           3,955           2,860            2,965           1,825
LTD - current portion  (note b)                             0               0               0                0               0
                                                      -------         -------         -------          -------          ------
   Total current liabilities                           49,900          46,205          45,610           46,215          45,575
LTD  - noncurrent portion                              28,500          28,500          28,500           28,500          28,500
Due to affiliate                                       28,875          28,509          24,017           17,864           9,808
Cap. lease oblig.  - noncurrent                         6,267           5,072           3,871            1,365               0
Deferred rent                                           7,263           8,263           9,163            9,963          10,663
                                                      -------         -------         -------          -------          ------
   Total liabilities                                  120,805         116,549         111,161          103,907          94,546

   Total owners' equity (note c)                        2,141          -1,000          -2,021           -1,353           1,245
                                                      -------         -------         -------          -------          ------
Total liabilities & equity                            122,946         115,549         109,140          102,554          95,791
                                                      =======         =======         =======          =======          ======


Notes: (a) "Cash" in the projection period is kept constant at $700k, excess cash is applied against "Due to affiliate".

(b) For simplicity in the projection period, "Current LTD" has been combined into "LTD - noncurrent portion".

(c) Assumes 2 stores -total value $5778k- are contributed to Company by Mr. Catsimatidis in exchange for stock in 2004.

PAGE 25 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------
GRISTEDE'S PROJECTED INCOME STATEMENTS


                                     -------------------------------------------------------------------
                                                          HISTORICAL ACTUAL
                                     -------------------------------------------------------------------
                                      AUDITED               AUDITED                AUDITED
                      $ 000's          FYE 01                FYE 02                 FYE 03
                                     -------------------------------------------------------------------
Sales                                229,988     100.0%     250,733     100.0%     279,687     100.0%
       Gross profit                   90,807      39.5%      99,298      39.6%     112,296      40.2%

Store operating, G & A expenses       70,645      31.0%      78,373      31.3%      94,469      33.8%
Pre-store opening costs                  165       0.1%         742       0.3%         531       0.2%
                                     -------     -----      -------     -----      -------     -----
       Store EBITDA                   19,997       8.7%      20,183       8.0%      17,296       6.2%


Total Corporate Overhead               8,330       3.6%       9,830       3.9%      11,474       4.1%
Interest income (exp.)                     9       0.0%           5       0.0%           3       0.0%
Rent leveling (expense)                 -952      -0.4%        -803      -0.3%      -1,107      -0.4%
Other income (expense) (note c)          641       0.3%         587       0.2%       2,725       1.0%
Bad debt (expense) (note a)             -250      -0.1%         -72       0.0%         -92       0.0%
                                     -------     -----      -------     -----      -------     -----
       COMPANY  EBITDA  (note b)      11,115       4.8%      10,070       4.0%       7,351       2.6%

Interest expense                       3,537       1.5%       2,967       1.2%       3,104       1.1%
Depreciation and amortization          7,204       3.1%       7,990       3.2%       9,618       3.4%
Other expense (note b)                     0       0.0%           0       0.0%       6,174       2.2%
                                     -------     -----      -------     -----      -------     -----
Income (loss) before taxes               374       0.2%        -886      -0.4%     -11,545      -4.1%
Income tax                                99       0.0%          40       0.0%          48       0.0%
                                     -------     -----      -------     -----      -------     -----

       Net income (loss)                 275       0.1%        -926      -0.4%     -11,593      -4.1%
                                     =======     =====      =======     =====      =======     =====



                                 --------------------------------------------------------------------------------------------------
                                                                                  PROJECTED
                                 --------------------------------------------------------------------------------------------------
                                      PROJ                 PROJ              PROJ               PROJ                PROJ
                      $ 000's        FYE 04               FYE 05            FYE 06             FYE 07              FYE 08
                                 --------------------------------------------------------------------------------------------------
Sales                                275,000   100.0%   280,000   100.0%   285,000   100.0%    290,000   100.0%    295,000   100.0%
       Gross profit                  115,500    42.0%   118,300    42.3%   121,125    42.5%    123,250    42.5%    125,375    42.5%

Store operating, G & A expenses       90,063    32.8%    91,000    32.5%    92,625    32.5%     94,250    32.5%     95,875    32.5%
Pre-store opening costs                    0     0.0%         0     0.0%         0     0.0%          0     0.0%          0     0.0%
                                     -------   -----    -------   -----    -------   -----     -------   -----     -------   -----
       Store EBITDA                   25,438     9.3%    27,300     9.8%    28,500    10.0%     29,000    10.0%     29,500    10.0%


Total Corporate Overhead              11,231     4.1%    11,512     4.1%    11,800     4.1%     12,095     4.2%     12,397     4.2%
Interest income (exp.)                     0     0.0%         0     0.0%         0     0.0%          0     0.0%          0     0.0%
Rent leveling (expense)               -1,100    -0.4%    -1,000    -0.4%      -900    -0.3%       -800    -0.3%       -700    -0.2%
Other income (expense) (note c)       -3,000    -1.1%    -1,500    -0.5%    -1,500    -0.5%       -750    -0.3%          0     0.0%
Bad debt (expense) (note a)             -100     0.0%      -100     0.0%      -100     0.0%       -100     0.0%       -100     0.0%
                                     -------   -----    -------   -----    -------   -----     -------   -----     -------   -----
       COMPANY  EBITDA  (note b)      10,006     3.6%    13,188     4.7%    14,200     5.0%     15,255     5.3%     16,303     5.5%

Interest expense                       6,667     2.4%     6,781     2.4%     6,175     2.2%      5,177     1.8%      3,903     1.3%
Depreciation and amortization          9,777     3.6%     9,897     3.5%     9,159     3.2%      9,336     3.2%      9,513     3.2%
Other expense (note b)                     0     0.0%         0     0.0%         0     0.0%          0     0.0%          0     0.0%
                                     -------   -----    -------   -----    -------   -----     -------   -----     -------   -----
Income (loss) before taxes            -6,438    -2.3%    -3,490    -1.2%    -1,134    -0.4%        742     0.3%      2,887     1.0%
Income tax                                 0     0.0%      -349    -0.1%      -113     0.0%         74     0.0%        289     0.1%
                                     -------   -----    -------   -----    -------   -----     -------   -----     -------   -----

       Net income (loss)              -6,438    -2.3%    -3,141    -1.1%    -1,021    -0.4%        668     0.2%      2,598     0.9%
                                     =======   =====    =======   =====    =======   =====     =======   =====     =======   =====



Difference from Company projections:
------------------------------------
Added $600k to admin payroll and fringes to reflect compensation for a CEO (Mr.
Catsimatidis takes a nominal salary at present).
Added interest expense for borrowings from affiliate at rate of 15%.
Rent leveling expense is deducted in computing EBITDA. Rent leveling is the change in deferred rents.

Notes
-----

(a) In 2003 excludes $1639 reclassified as "Other expense"
(b) Other expense in 2003 consists of:                                    (c ) Other income in 2003 represents:
    Non-recurring charges:                                                     Net insurance proceeds from blackout         $ 1,911
    Affiliate bad debt non-cash charge                           $ 1,639       Carve out of rent leveling from other
    Litigation settlement                                        $ 3,250       categories of expense                        $ 1,107
    King acquisition costs                                       $ 1,285       Other income (expense) as shown on
                                                                 -------       audited income statement                     $  (293)
                                                                 $ 6,174                                                    -------
                                                                                                                            $ 2,725

PAGE 26 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


Potential Liquidation Value of the Business
o We reviewed the potential liquidation value of the business. The Company leases much of its fixed assets under capitalized leases. The major assets of the business are the inventory, furniture and fixtures, capitalized equipment leases and capitalized leasehold interests.
o Valuing the leaseholds is a difficult exercise as the Company has over 48 leases and the ability to realize on any leasehold value is a function of many factors, including: finding a counterparty who will find the lease period and terms acceptable as a sublease and who is acceptable to the landlord; finding a counterparty willing to pay an upfront premium to the Company; obtaining landlord approvals for release from continued Company liability and reclamation responsibilities; and agreeing with the landlord the profits recapture provisions contained in many leases as well as other assignment restrictions.
o We requested current information from the Company on all of the Company's 48 or more leases as to length of lease including options, sq. footage, lease price per square foot, estimated current market price per sq. ft., assignment provisions, and other relevant data for estimating the value of leaseholds. The Company declined to provide us with that information on the basis that the information was not readily available and the Company had no plan to liquidate.
o The Committee then requested that, accordingly, we ignore liquidation value in our analysis and that we compare the Offer only to the value of the Company as a going concern.
o We were provided a 4 year-old leasehold analysis provided to the Company by a bank in that bank's assessment of their collateral coverage, as well as 4 year-old lease abstract information. We were also provided with May 2004 independent appraisals of inventory and prescription lists by Great American Appraisal and Valuation Services on behalf of the Company's bank lender.
o We attempted to use this information to estimate the level of leasehold value that would be required in a liquidation in order for liquidation to produce a value to shareholders similar to that of the Catsimatidis' Offer. The analysis is contained on the pages that follow. Based on the assumptions in the model, for a liquidation to produce a consideration to shareholders equal to the Offer, the gross value of the leaseholds would need to approximate $137 million (equivalent to $274 per sq. ft. under lease). This compares to an annual rent expense (including taxes, insurance and maintenance) of $22.8 million for roughly 500,000 sq. ft., equal to $46 per annual sq. ft.

PAGE 27 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

Conclusion: We believe it most unlikely that liquidation would result in a value to the unaffiliated shareholders that would equal that of the Offer. In the absence of requested leasehold data, we will restrict our fairness opinion analysis to the fairness of the consideration in relation to Gristede's as a going concern.

LIQUIDATION SCENARIO
TO DETERMINE VALUE OF LEASEHOLDS NEEDED TO MAKE LIQUIDATION AS ATTRACTIVE AS THE CATSIMATIDIS' OFFER


                                                                Est.
                                Reported                     Realizable
                              Balance Sheet   Liquidation     value in
                  $ 000's        2/29/04         Factor      Liquidation               Comment
---------------------------------------------------------------------------------------------------------------------------------
Current assets:
Cash                             $    650       100%         $    650
Accounts receivable, net         $ 10,313        80%         $  8,250    Estimate. Accounts receivable difficult to collect in
                                                                         liquidation.
                                                                         % Conforms to May 2004 Independent Inventory Appraisal by
                                                                         Great American
Inventories                      $ 47,234        63%         $ 29,757    Appraisal and Valuation Services for inventory (63% of
                                                                         cost).
Prepaid expenses and
other current                    $  3,785        25%         $    946    Estimate.
                                 --------                    --------
Total current assets             $ 61,982                    $ 39,604
PP&E:
FF&E                             $ 21,767        20%         $  4,353    Estimate.
Capitalized equipment
leases                           $ 36,168        20%         $  7,234    Estimate.
Leasehold interests                                                      Approach is to determine level of value that would make a
& other improvements             $ 65,022                    $unknown    liquidation as attractive as the Offer.
                                 --------                    --------
Gross PP&E                       $122,957                    $ 11,587
Accum. depreciation and
amortization                     $ 58,444                    $      -
                                 --------                    --------
Net PP&E                         $ 64,513                    $ 11,587
Deposits and other assets           $ 913        70%         $    639    Estimated - Immaterial.
Other assets                     $  2,237                    $  2,458    Note (a)  Value of prescription lists at liquidation value.
                                 --------                    --------
Total assets                     $129,645                    $ 54,288    Liquidation excludes net realizable value to Gristede's of
                                 ========                    ========    leaseholds, if any.



PAGE 28 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

LIQUIDATION SCENARIO (CONT.)


                                                                Est.
                                Reported                     Realizable
                              Balance Sheet   Liquidation     value in
                  $ 000's        2/29/04         Factor      Liquidation               Comment
---------------------------------------------------------------------------------------------------------------------------------
Current liabilities:
Accounts payable                 $ 45,801       100%         $ 45,801
Accrued payroll and w/h          $  3,274       100%         $  3,274
Accrued expenses                 $  2,776       100%         $  2,776
Due to affiliates - trade        $    584       100%         $    584
Current portion of cap.
leases                           $  5,143         0%         $      -    Assume liability removed in liquidation when leaseholds
                                                                         are  sold.
Current portion of LTD           $  8,650       100%         $  8,650
                                 --------                    --------
Total current liabilities        $ 66,228                    $ 61,085
Long term liabilities:
LTD                              $ 19,275       100%         $ 19,275
Due to affiliates                $ 24,019       100%         $ 24,019
Capitalized lease obligations    $ 10,929         0%         $      -    Assume liability removed in liquidation when leaseholds
                                                                         are sold.
Deferred rent                    $  6,444         0%         $      -
Business wind down &
termination costs                $      -                    $ 20,021    Note (b).
                                 --------                    --------
Total liabilities                $126,895                    $124,400
Owners' equity                   $  2,750                    $(70,112)   Value of assets net of liabilities before any liquidation
                                 --------                                value of leaseholds.
Total liabilities and O.E.       $129,645
                                 ========


PAGE 29 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

LIQUIDATION SCENARIO (CONT.)               $ 000's

Liquidation deficit from above excluding possible                        See owners' equity.  Exclusive of possible value of
leasehold value                                              $(70,112)   leaseholds.
Value of owners' equity under Catsimatidis' Offer            $ 17,084    $0.87 per share * 19,636,574 shares outstanding.
                                                             -------
-----------------------------------------------------------------------------------------------------------------------------------
Net value required of leaseholds for liquidation                         This is the net liquidation value required from leaseholds
to = $0.87/sh.                                               $ 87,196    for shareholders to realize an amount equivalent to the
                                                                         Offer.
-----------------------------------------------------------------------------------------------------------------------------------
Lease and leasehold costs associated with a liquidation:
Legal and real estate brokerage fees                         $  4,107    Use 3% of leasehold value.
Assumed profits recapture by landlords on sublease           $ 45,583    Assumes 33.3% on the average for properties wherein a
                                                             --------    leasehold value could be realized.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         This is an approximation of the gross value of leasehold
                                                                         interests that would be required in order for the
                                                                         liquidation of Gristede's to result in a value to
Gross value required of leaseholds for                       $136,885    shareholders equal to the Offer of $0.87 per share.
liquidation to = $0.87/share
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         To have a gross leasehold value of $136,885 million,
                                                                         the leases would have to have a value of roughly $274 per
Gross value per sq. ft. based on 500,000 sq ft.                          sq. ft. based on approx. 500,000 sq ft under lease.
under lease                                                  $    274    Note (C)


Notes:

(a) Consists of acquisition, prescription lists, financing costs, and non-compete agreements. Liquidation value of prescription lists of $2,458,000 conforms to May 2004 Independent Scripts Appraisal by Great American Appraisal and Valuation Services. All other assets have no value in liquidation.
(b)  Wind down and termination costs estimated as follows:


                                                                         Assumes stores lose money due to declining sales during
Store operating losses during wind down of business          $  4,000    wind-down phase @$1mm for 4 months.
                                                                         Assumes forfeit of rent deposits and 3 months rent on the
                                                                         average as stores are vacant being released, equal to 5
                                                                         months occupancy expense during wind down and liquidation
Occupancy costs of exiting leases                            $  9,499    (estimated at $22,798,444 per year [per 10-K] * 5/12).
Termination admin. payroll and fringes                       $  1,189    Assume 2 month's payroll in wind-down and severance costs.
Termination store payroll and fringes                        $  4,333    1 month's payroll =$52mm in 2003 *1/12.
Termination legal, accounting and professional fees          $  1,000    Estimate.
                                                             --------
Total additional liquidation costs and expenses              $ 20,021


(c) It is highly unlikely that a leasehold value that high could exist. The Company in 2003 paid total rents (excluding equipment) including taxes, insurance and maintenance of $45 per sq. ft. based on $22,798,444 in facilities rent / 500,000 sq. ft. of space.

PAGE 30 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------



Other Tests of Value
We considered other tests of value. We concluded there was no need for a financial sponsor analysis using a leveraged buyout model because the business was not an attractive candidate for such a transaction as compared to Mr. Catsimatidis' Offer. Several factors led us to this conclusion: the stores' history of losses; high current leverage and lack of incremental debt capacity; the high multiple of the Offer price to tangible assets; the relatively high enterprise value to EBITDA ratio being paid (10.0 based on latest 12 months and 8.0 based on pro-forma 2004); and the lack of a clear exit strategy for the financial buyer except through another leveraged recap.


PAGE 31 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


Appendix A

Summary financial data for companies used in the Offer in Relation to Prices of Comparable Publicly Traded Stocks

The information that follows was provided by Fidelity Investments. Tools were provided by SmartMoney.com. Delayed quotes are delayed at least 20 minutes. Historical prices and fundamental data provided by Media General Financial Services.


PAGE 32 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

GRISTEDE'S
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Feb-04           Nov-03            Aug-03        May-03        Feb-03
------------------------------------------------------------------------------------------------------
Revenues                  $70 mil           $69 mil          $65 mil        $71 mil       $75 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $0 mil           $-5 mil          $-5 mil        $-1 mil       $-1 mil
------------------------------------------------------------------------------------------------------
Net EPS                   ($0.01)           ($0.23)          ($0.24)        ($0.05)       ($0.07)
------------------------------------------------------------------------------------------------------
Pre-tax Margin             -3.80%           -4.10%            -2.90%        -1.40%        -1.10%
------------------------------------------------------------------------------------------------------
Net Margin                 -3.80%           -4.10%            -2.90%        -1.50%        -1.20%
------------------------------------------------------------------------------------------------------
EBITDA                     $3 mil           $1 mil           $-1 mil        $2 mil        $2 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $30 mil           $38 mil          $39 mil        $41 mil       $42 mil
------------------------------------------------------------------------------------------------------
Inventory                 $47 mil           $45 mil          $40 mil        $42 mil       $39 mil
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
FINANCIAL TRENDS    12 Mo. Period                         Quarterly
-------------------------------------------------------------------------------
                 Feb-04        Feb-03        Feb-04        Feb-03        %CHG.
-------------------------------------------------------------------------------
Revenues        $275 mil      $266 mil       $70 mil       $75 mil       -6.43
-------------------------------------------------------------------------------
Net Earnings    $-11 mil       $-3 mil       $0-mil        $-1 mil       78.57
-------------------------------------------------------------------------------
Net EPS          ($0.53)       ($0.16)       ($0.01)       ($0.07)       85.71
-------------------------------------------------------------------------------
Operating
  Margin          1.86%         3.09%         4.01%         2.55%        98.85
-------------------------------------------------------------------------------
Net Margin       -3.80%        -1.20%        -3.80%        -1.20%       -216.67
-------------------------------------------------------------------------------
EBITDA           $5 mil        $8 mil        $3 mil        $2 mil        47.37
-------------------------------------------------------------------------------
Long-term Debt   $30 mil       $42 mil       $30 mil       $42 mil       -27.92
-------------------------------------------------------------------------------
Inventory        $47 mil       $39 mil       $47 mil       $39 mil        19.8
-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
------------------------------------------------------------------------------------------------------
                           Feb-04           Nov-03            Nov-02        Nov-01        Nov-00
------------------------------------------------------------------------------------------------------
Revenues                  $275 mil         $280 mil          $251 mil      $230 mil      $216 mil
------------------------------------------------------------------------------------------------------
Net Earnings              $-11 mil         $-12 mil          $-1 mil        $0 mil        $0 mil
------------------------------------------------------------------------------------------------------
Net EPS                   ($0.53)           ($0.59)          ($0.05)         $0.01        ($0.01)
------------------------------------------------------------------------------------------------------
Pre-tax Margin             -3.80%           -4.10%            -0.40%         0.20%        -0.10%
------------------------------------------------------------------------------------------------------
Net Margin                 -3.80%           -4.10%            -0.40%         0.10%        -0.10%
------------------------------------------------------------------------------------------------------
EBITDA                     $5 mil           $4 mil           $10 mil        $11 mil       $10 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $30 mil           $38 mil          $43 mil        $32 mil       $30 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           -2.4              NA               0.7            1.1            1
------------------------------------------------------------------------------------------------------
Inventory                 $47 mil           $45 mil          $38 mil        $32 mil       $30 mil
------------------------------------------------------------------------------------------------------
Current Assets            $62 mil           $61 mil          $49 mil        $43 mil       $44 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $66 mil           $60 mil          $47 mil        $38 mil       $39 mil
------------------------------------------------------------------------------------------------------
Common Equity              $3 mil           $3 mil           $11 mil        $12 mil       $11 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.00             $0.00            $0.00          $0.00         $0.00
------------------------------------------------------------------------------------------------------
Payout Ratio               0.00%             0.00%            0.00%          0.00%         0.00%
------------------------------------------------------------------------------------------------------

KEY RATIOS
---------------------------------------------------------
                  Current      5-Yr. Low     Industry
---------------------------------------------------------
Trailing P/E        NA            90            NA
---------------------------------------------------------
Price/Sales        0.06          0.04          0.21
---------------------------------------------------------
Price/Cash Flow     -17           -17           7.5
---------------------------------------------------------
Price/Book         6.04           1.2          2.14
---------------------------------------------------------
Return on Equity    NA           2.60%          NA
---------------------------------------------------------
Return on Assets  -8.10%        -9.00%        -0.90%
---------------------------------------------------------
Debt/Total Capital 0.90%         0.70%         0.60%
---------------------------------------------------------


PAGE 33 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


FOODARAMA SUPERMARKETS (FSM)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Jan-04           Oct-03            Jul-03        Apr-03        Jan-03
------------------------------------------------------------------------------------------------------
Revenues                  $295 mil         $267 mil          $271 mil      $255 mil      $257 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $1 mil           $1 mil            $1 mil        $0 mil        $0 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $1.22             $1.22            $0.57          $0.13         $0.34
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.50%             0.40%            0.30%          0.40%         0.40%
------------------------------------------------------------------------------------------------------
Net Margin                 0.30%             0.20%            0.20%          0.20%         0.20%
------------------------------------------------------------------------------------------------------
EBITDA                    $11 mil           $10 mil           $9 mil        $8 mil        $7 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $167 mil         $181 mil          $160 mil      $140 mil      $115 mil
------------------------------------------------------------------------------------------------------
Inventory                 $50 mil           $49 mil          $47 mil        $48 mil       $46 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Jan-04           Oct-03            Oct-02        Oct-01        Oct-00
------------------------------------------------------------------------------------------------------
Revenues                 $1,087 mil       $1,050 mil         $964 mil      $945 mil      $886 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $3 mil           $2 mil            $3 mil        $4 mil        $2 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $3.14             $2.26            $3.01          $3.54         $2.13
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.50%             0.40%            0.60%          0.70%         0.40%
------------------------------------------------------------------------------------------------------
Net Margin                 0.30%             0.20%            0.30%          0.40%         0.30%
------------------------------------------------------------------------------------------------------
EBITDA                    $38 mil           $34 mil          $28 mil        $28 mil       $23 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $167 mil         $181 mil          $100 mil       $76 mil       $82 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           1.4               1.3              1.7            1.9           1.6
------------------------------------------------------------------------------------------------------
Inventory                 $50 mil           $49 mil          $44 mil        $43 mil       $43 mil
------------------------------------------------------------------------------------------------------
Current Assets            $77 mil           $84 mil          $68 mil        $62 mil       $61 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $85 mil           $80 mil          $69 mil        $68 mil       $62 mil
------------------------------------------------------------------------------------------------------
Common Equity             $40 mil           $39 mil          $37 mil        $39 mil       $37 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.00             $0.00            $0.00          $0.00         $0.00
------------------------------------------------------------------------------------------------------
Payout Ratio               0.00%             0.00%            0.00%          0.00%         0.00%
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Jan-04           Jan-03         %CHG.         Jan-04          Jan-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues             $1,087 mil        $969 mil        12.25        $295 mil        $257 mil          14.62
------------------------------------------------------------------------------------------------------------------
Net Earnings           $3 mil           $2 mil         39.13         $1 mil          $0 mil            300
------------------------------------------------------------------------------------------------------------------
Net EPS                $3.14            $2.24          40.18         $1.22            $0.34           258.82
------------------------------------------------------------------------------------------------------------------
Operating Margin       3.49%            2.82%          23.76         3.63%            2.68%           -6.89
------------------------------------------------------------------------------------------------------------------
Net Margin             0.30%            0.20%           25           0.30%            0.20%             50
------------------------------------------------------------------------------------------------------------------
EBITDA                $38 mil          $27 mil         38.83        $11 mil          $7 mil           55.07
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $167 mil         $115 mil        46.2         $167 mil        $115 mil           46.2
------------------------------------------------------------------------------------------------------------------
Inventory             $50 mil          $46 mil         8.03         $50 mil          $46 mil           8.03
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
     Current         5-Yr. Low        5-Yr. High     Industry
---------------------------------------------------------------------------------
Trailing P/E            11.9             4.3           18.8            NA
----------------------------------------------------------------------------------
Price/Sales             0.03             0.02          0.05           0.19
---------------------------------------------------------------------------------
Price/Cash Flow         1.4              0.9            2.7           6.7
---------------------------------------------------------------------------------
Price/Book              0.91             0.43          1.28           1.94
---------------------------------------------------------------------------------
Return on Equity       7.90%            5.40%         10.10%           NA
---------------------------------------------------------------------------------
Return on Assets       1.00%            0.70%          2.00%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.80%            0.60%          0.80%          0.60%
---------------------------------------------------------------------------------



PAGE 34 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

INGLES MARKETS (IMKTA)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Mar-04           Dec-03            Sep-03        Jun-03        Mar-03
------------------------------------------------------------------------------------------------------
Revenues                  $521 mil         $534 mil          $503 mil      $504 mil      $489 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $7 mil           $2 mil            $7 mil        $4 mil        $4 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.31             $0.08            $0.30          $0.16         $0.15
------------------------------------------------------------------------------------------------------
Pre-tax Margin             1.50%             1.20%            1.40%          1.10%         1.10%
------------------------------------------------------------------------------------------------------
Net Margin                 0.90%             0.80%            0.90%          0.70%         0.70%
------------------------------------------------------------------------------------------------------
EBITDA                    $35 mil           $28 mil          $25 mil        $28 mil       $27 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $589 mil         $596 mil          $603 mil      $617 mil      $549 mil
------------------------------------------------------------------------------------------------------
Inventory                 $188 mil         $195 mil          $195 mil      $200 mil      $195 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Mar-04           Sep-03            Sep-02        Sep-01        Sep-00
------------------------------------------------------------------------------------------------------
Revenues                 $2,062 mil       $1,991 mil        $1,961 mil    $1,953 mil    $1,916 mil
------------------------------------------------------------------------------------------------------
Net Earnings              $19 mil           $17 mil          $15 mil        $18 mil       $21 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.85             $0.74            $0.66          $0.79         $0.93
------------------------------------------------------------------------------------------------------
Pre-tax Margin             1.50%             1.40%            1.20%          1.40%         1.80%
------------------------------------------------------------------------------------------------------
Net Margin                 0.90%             0.90%            0.80%          0.90%         1.10%
------------------------------------------------------------------------------------------------------
EBITDA                    $115 mil         $106 mil          $108 mil      $101 mil      $101 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $589 mil         $603 mil          $549 mil      $489 mil      $456 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           1.6               1.5              1.5            1.7           1.8
------------------------------------------------------------------------------------------------------
Inventory                 $188 mil         $195 mil          $190 mil      $185 mil      $179 mil
------------------------------------------------------------------------------------------------------
Current Assets            $273 mil         $315 mil          $278 mil      $234 mil      $220 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $158 mil         $183 mil          $186 mil      $197 mil      $198 mil
------------------------------------------------------------------------------------------------------
Common Equity             $251 mil         $244 mil          $239 mil      $237 mil      $232 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.68             $0.66            $0.66          $0.66         $0.66
------------------------------------------------------------------------------------------------------
Payout Ratio               80.00%           89.19%           100.00%        83.54%        70.97%
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Mar-04           Mar-03         %CHG.         Mar-04          Mar-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues             $2,062 mil       $1,952 mil       5.61         $521 mil        $489 mil           6.48
------------------------------------------------------------------------------------------------------------------
Net Earnings          $19 mil          $14 mil         37.59         $7 mil          $4 mil           105.71
------------------------------------------------------------------------------------------------------------------
Net EPS                $0.85            $0.61          39.34         $0.31            $0.15           106.67
------------------------------------------------------------------------------------------------------------------
Operating Margin       5.60%            5.56%          0.72          6.70%            5.41%           29.65
------------------------------------------------------------------------------------------------------------------
Net Margin             0.90%            0.70%           25           0.90%            0.70%           28.57
------------------------------------------------------------------------------------------------------------------
EBITDA                $115 mil         $109 mil        6.26         $35 mil          $27 mil           31.7
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $589 mil         $549 mil        7.19         $589 mil        $549 mil           7.19
------------------------------------------------------------------------------------------------------------------
Inventory             $188 mil         $195 mil        -3.64        $188 mil        $195 mil          -3.64
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            12.5             8.7           20.8            NA
---------------------------------------------------------------------------------
Price/Sales             0.12             0.1           0.21           0.19
---------------------------------------------------------------------------------
Price/Cash Flow         3.4              2.9            6.5           6.7
---------------------------------------------------------------------------------
Price/Book               1               0.79          1.72           1.94
---------------------------------------------------------------------------------
Return on Equity       7.70%            6.40%          9.10%           NA
---------------------------------------------------------------------------------
Return on Assets       1.90%            1.50%          2.30%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.70%            0.60%          0.70%         0.60%
---------------------------------------------------------------------------------



PAGE 35 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------



MARSH SUPERMARKETS INC. (MARSB)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Dec-03           Sep-03            Jun-03        Mar-03        Dec-02
------------------------------------------------------------------------------------------------------
Revenues                  $388 mil         $509 mil          $378 mil      $377 mil      $382 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $2 mil           $0 mil            $1 mil        $-1 mil       $1 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.29             $0.05            $0.10         ($0.09)        $0.15
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.30%             0.20%            0.20%          0.40%         0.70%
------------------------------------------------------------------------------------------------------
Net Margin                 0.20%             0.10%            0.10%          0.20%         0.40%
------------------------------------------------------------------------------------------------------
EBITDA                    $14 mil           $13 mil          $11 mil        $13 mil       $12 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $210 mil         $212 mil          $220 mil      $227 mil      $232 mil
------------------------------------------------------------------------------------------------------
Inventory                 $128 mil         $123 mil          $131 mil      $136 mil      $137 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Dec-03           Mar-03            Mar-02        Mar-01        Mar-00
------------------------------------------------------------------------------------------------------
Revenues                 $1,653 mil       $1,656 mil        $1,643 mil    $1,877 mil    $1,790 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $3 mil           $4 mil           $13 mil        $12 mil       $12 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.35             $0.46            $1.51          $1.33         $1.34
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.30%             0.40%            1.10%          0.90%         1.00%
------------------------------------------------------------------------------------------------------
Net Margin                 0.20%             0.20%            0.80%          0.60%         0.70%
------------------------------------------------------------------------------------------------------
EBITDA                    $50 mil           $54 mil          $66 mil        $73 mil       $72 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $210 mil         $227 mil          $264 mil      $262 mil      $233 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           1.3               1.3              1.8            1.7           1.8
------------------------------------------------------------------------------------------------------
Inventory                 $128 mil         $136 mil          $133 mil      $126 mil      $125 mil
------------------------------------------------------------------------------------------------------
Current Assets            $200 mil         $197 mil          $213 mil      $211 mil      $209 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $134 mil         $127 mil          $134 mil      $143 mil      $172 mil
------------------------------------------------------------------------------------------------------
Common Equity             $129 mil         $131 mil          $141 mil      $138 mil      $133 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.50             $0.44            $0.44          $0.44         $0.44
------------------------------------------------------------------------------------------------------
Payout Ratio              142.86%           95.65%            29.14%        33.08%        32.84%
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Dec-03           Dec-02         %CHG.         Dec-03          Dec-02           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues             $1,653 mil       $1,654 mil       -0.07        $388 mil        $382 mil           1.6
------------------------------------------------------------------------------------------------------------------
Net Earnings           $3 mil           $6 mil        -57.81         $2 mil          $1 mil           91.67
------------------------------------------------------------------------------------------------------------------
Net EPS                $0.35            $0.74          -52.7         $0.29            $0.15           93.33
------------------------------------------------------------------------------------------------------------------
Operating Margin       3.05%            3.50%         -12.86         3.50%            3.19%           41.45
------------------------------------------------------------------------------------------------------------------
Net Margin             0.20%            0.40%         -48.72         0.20%            0.40%            -50
------------------------------------------------------------------------------------------------------------------
EBITDA                $50 mil          $58 mil        -12.95        $14 mil          $12 mil          11.48
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $210 mil         $232 mil        -9.47        $210 mil        $232 mil          -9.47
------------------------------------------------------------------------------------------------------------------
Inventory             $128 mil         $137 mil        -6.22        $128 mil        $137 mil          -6.22
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            38.7             6.3            30             NA
---------------------------------------------------------------------------------
Price/Sales             0.07             0.04          0.08           0.19
---------------------------------------------------------------------------------
Price/Cash Flow          3               1.6             4            6.7
---------------------------------------------------------------------------------
Price/Book              0.83             0.52          1.08           1.94
---------------------------------------------------------------------------------
Return on Equity       2.10%            2.10%          9.50%           NA
---------------------------------------------------------------------------------
Return on Assets       0.50%            0.50%          2.30%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.60%            0.60%          0.70%         0.60%
---------------------------------------------------------------------------------



PAGE 36 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


PANTRY PRIDE (PTRY)
------------------------------------------------------------------------------------------------------
 QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Mar-04           Dec-03            Sep-03        Jun-03        Mar-03
------------------------------------------------------------------------------------------------------
Revenues                  $794 mil         $751 mil          $741 mil      $712 mil      $673 mil
------------------------------------------------------------------------------------------------------
Net Earnings              $-14 mil          $5 mil            $6 mil        $6 mil        $-2 mil
------------------------------------------------------------------------------------------------------
Net EPS                   ($0.71)            $0.24            $0.35          $0.33        ($0.13)
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.20%             0.90%            0.90%          0.60%         0.50%
------------------------------------------------------------------------------------------------------
Net Margin                 0.10%             0.50%            0.50%          0.40%         0.30%
------------------------------------------------------------------------------------------------------
EBITDA                    $27 mil           $36 mil          $38 mil        $37 mil       $21 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $598 mil         $558 mil          $486 mil      $502 mil      $491 mil
------------------------------------------------------------------------------------------------------
Inventory                 $94 mil           $95 mil          $84 mil        $79 mil       $80 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
--------------------------------------------------------------------------------------------------------
                           Mar-04           Sep-03            Sep-02        Sep-01        Sep-00
------------------------------------------------------------------------------------------------------
Revenues                 $2,998 mil       $2,776 mil        $2,494 mil    $2,643 mil    $2,432 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $3 mil           $15 mil           $2 mil        $-3 mil       $14 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.21             $0.82            $0.10         ($0.15)        $0.74
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.20%             0.90%            0.10%         -0.10%         1.00%
------------------------------------------------------------------------------------------------------
Net Margin                 0.10%             0.50%            0.10%         -0.10%         0.60%
------------------------------------------------------------------------------------------------------
EBITDA                    $137 mil         $128 mil          $108 mil      $124 mil      $132 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $598 mil         $486 mil          $476 mil      $518 mil      $520 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           1.1               1.5              1.1             1            1.5
------------------------------------------------------------------------------------------------------
Inventory                 $94 mil           $84 mil          $84 mil        $82 mil       $88 mil
------------------------------------------------------------------------------------------------------
Current Assets            $200 mil         $200 mil          $166 mil      $171 mil      $172 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $158 mil         $183 mil          $210 mil      $200 mil      $180 mil
------------------------------------------------------------------------------------------------------
Common Equity             $119 mil         $129 mil          $115 mil      $111 mil      $118 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.00             $0.00            $0.00          $0.00         $0.00
------------------------------------------------------------------------------------------------------
Payout Ratio               0.00%             0.00%            0.00%          0.00%         0.00%
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Mar-04           Mar-03         %CHG.         Mar-04          Mar-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues             $2,998 mil       $2,680 mil       11.85        $794 mil        $673 mil          17.97
------------------------------------------------------------------------------------------------------------------
Net Earnings           $3 mil           $8 mil        -58.75        $-14 mil         $-2 mil          -487.5
------------------------------------------------------------------------------------------------------------------
Net EPS                $0.21            $0.25           -16         ($0.71)          ($0.13)         -446.15
------------------------------------------------------------------------------------------------------------------
Operating Margin       4.57%            4.37%          4.58          3.36%            3.09%           -30.05
------------------------------------------------------------------------------------------------------------------
Net Margin             0.10%            0.30%         -66.67         0.10%            0.30%           -66.67
------------------------------------------------------------------------------------------------------------------
EBITDA                $137 mil         $117 mil        16.91        $27 mil          $21 mil          28.37
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $598 mil         $491 mil        21.89        $598 mil        $491 mil          21.89
------------------------------------------------------------------------------------------------------------------
Inventory             $94 mil          $80 mil         18.62        $94 mil          $80 mil          18.62
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            87.5              1             95             NA
---------------------------------------------------------------------------------
Price/Sales             0.12             0.01           0.2           0.19
---------------------------------------------------------------------------------
Price/Cash Flow         6.5              0.2            6.5           6.7
---------------------------------------------------------------------------------
Price/Book              3.08             0.12          3.32           1.94
---------------------------------------------------------------------------------
Return on Equity       2.80%            1.60%         13.40%           NA
---------------------------------------------------------------------------------
Return on Assets       0.30%            -0.30%         1.80%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.80%            0.80%          0.80%         0.60%
---------------------------------------------------------------------------------


PAGE 37 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


PATHMARK STORES (PTMK)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Jan-04           Oct-03            Jul-03        Apr-03        Jan-03
------------------------------------------------------------------------------------------------------
Revenues                 $1,013 mil        $979 mil          $996 mil     $1,005 mil    $1,002 mil
------------------------------------------------------------------------------------------------------
Net Earnings              $10 mil           $0 mil            $6 mil        $1 mil        $8 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.31            ($0.01)           $0.21          $0.03         $0.25
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.70%             0.70%            0.70%          0.60%         0.70%
------------------------------------------------------------------------------------------------------
Net Margin                 0.40%             0.40%            0.40%          0.30%         0.40%
------------------------------------------------------------------------------------------------------
EBITDA                    $56 mil           $43 mil          $50 mil        $40 mil       $53 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $600 mil         $600 mil          $603 mil      $625 mil      $622 mil
------------------------------------------------------------------------------------------------------
Inventory                 $186 mil         $205 mil          $184 mil      $198 mil      $184 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Jan-04           Jan-03            Jan-02        Jan-01        Jan-00
------------------------------------------------------------------------------------------------------
Revenues                 $3,991 mil       $3,938 mil        $3,963 mil    $1,494 mil        NA
------------------------------------------------------------------------------------------------------
Net Earnings              $17 mil           $14 mil         $-239 mil      $-78 mil         NA
------------------------------------------------------------------------------------------------------
Net EPS                    $0.54             $0.46           ($7.96)        ($2.58)         NA
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.70%             0.70%            -5.60%        -4.20%          NA
------------------------------------------------------------------------------------------------------
Net Margin                 0.40%             0.40%            -6.00%        -5.20%          NA
------------------------------------------------------------------------------------------------------
EBITDA                    $190 mil         $178 mil          $190 mil       $82 mil         NA
------------------------------------------------------------------------------------------------------
Long-Term Debt            $600 mil         $622 mil          $613 mil      $618 mil         NA
------------------------------------------------------------------------------------------------------
Interest Coverage           1.4               1.4               NA            NA            NA
------------------------------------------------------------------------------------------------------
Inventory                 $186 mil         $184 mil          $186 mil      $176 mil         NA
------------------------------------------------------------------------------------------------------
Current Assets            $331 mil         $327 mil          $343 mil      $367 mil         NA
------------------------------------------------------------------------------------------------------
Current Liabilities       $260 mil         $267 mil          $275 mil      $269 mil         NA
------------------------------------------------------------------------------------------------------
Common Equity             $375 mil         $357 mil          $344 mil      $589 mil         NA
------------------------------------------------------------------------------------------------------
Dividends                  $0.00             $0.00            $0.00          $0.00          NA
------------------------------------------------------------------------------------------------------
Payout Ratio               0.00%             0.00%            0.00%          0.00%          NA
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Jan-04           Jan-03         %CHG.         Jan-04          Jan-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues             $3,991 mil       $3,938 mil       1.36        $1,013 mil      $1,002 mil          1.04
------------------------------------------------------------------------------------------------------------------
Net Earnings          $17 mil          $14 mil         18.71        $10 mil          $8 mil           26.32
------------------------------------------------------------------------------------------------------------------
Net EPS                $0.54            $0.45           20           $0.31            $0.25             24
------------------------------------------------------------------------------------------------------------------
Operating Margin       4.75%            4.53%          4.86          5.52%            5.32%           25.05
------------------------------------------------------------------------------------------------------------------
Net Margin             0.40%            0.40%          14.29         0.40%            0.40%             0
------------------------------------------------------------------------------------------------------------------
EBITDA                $190 mil         $178 mil        6.22         $56 mil          $53 mil           4.88
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $600 mil         $622 mil        -3.55        $600 mil        $622 mil          -3.55
------------------------------------------------------------------------------------------------------------------
Inventory             $186 mil         $184 mil        0.92         $186 mil        $184 mil           0.92
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            12.6             5.7           53.9            NA
---------------------------------------------------------------------------------
Price/Sales             0.05             0.02          0.35           0.19
---------------------------------------------------------------------------------
Price/Cash Flow         2.3              0.8           10.8           6.7
---------------------------------------------------------------------------------
Price/Book              0.55             0.22          2.27           1.94
---------------------------------------------------------------------------------
Return on Equity       4.40%            3.90%          4.40%           NA
---------------------------------------------------------------------------------
Return on Assets       1.10%           -16.00%         1.10%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.60%             0.50%         0.60%          0.60%
---------------------------------------------------------------------------------



PAGE 38 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


VILLAGE SUPERMARKETS INC. (VLGEA)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Jan-04           Oct-03            Jul-03        Apr-03        Jan-03
------------------------------------------------------------------------------------------------------
Revenues                  $242 mil         $227 mil          $231 mil      $222 mil      $234 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $4 mil           $3 mil            $3 mil        $2 mil        $4 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $1.16             $0.80            $0.88          $0.60         $1.28
------------------------------------------------------------------------------------------------------
Pre-tax Margin             2.00%             2.10%            2.10%          2.20%         2.30%
------------------------------------------------------------------------------------------------------
Net Margin                 1.20%             1.20%            1.20%          1.40%         1.40%
------------------------------------------------------------------------------------------------------
EBITDA                     $9 mil           $7 mil            $8 mil        $6 mil        $8 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $31 mil           $32 mil          $37 mil        $36 mil       $38 mil
------------------------------------------------------------------------------------------------------
Inventory                 $33 mil           $32 mil          $32 mil        $31 mil       $34 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Jan-04           Jul-03            Jul-02        Jul-01        Jul-00
------------------------------------------------------------------------------------------------------
Revenues                  $921 mil         $902 mil          $883 mil      $821 mil      $803 mil
------------------------------------------------------------------------------------------------------
Net Earnings              $11 mil           $11 mil          $13 mil        $9 mil        $8 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $3.44             $3.54            $4.00          $3.08         $2.76
------------------------------------------------------------------------------------------------------
Pre-tax Margin             2.00%             2.10%            2.30%          1.80%         1.70%
------------------------------------------------------------------------------------------------------
Net Margin                 1.20%             1.20%            1.40%          1.10%         1.00%
------------------------------------------------------------------------------------------------------
EBITDA                    $30 mil           $29 mil          $32 mil        $26 mil       $25 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $31 mil           $37 mil          $44 mil        $43 mil       $43 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           8.2               7.3              7.3             5            5.2
------------------------------------------------------------------------------------------------------
Inventory                 $33 mil           $32 mil          $34 mil        $31 mil       $31 mil
------------------------------------------------------------------------------------------------------
Current Assets            $100 mil          $90 mil          $77 mil        $69 mil       $65 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $71 mil           $61 mil          $56 mil        $52 mil       $54 mil
------------------------------------------------------------------------------------------------------
Common Equity             $113 mil         $107 mil          $97 mil        $85 mil       $75 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.13             $0.00            $0.00          $0.00         $0.00
------------------------------------------------------------------------------------------------------
Payout Ratio               3.78%             0.00%            0.00%          0.00%         0.00%
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Jan-04           Jan-03         %CHG.         Jan-04          Jan-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues              $921 mil         $892 mil        3.22         $242 mil        $234 mil           3.55
------------------------------------------------------------------------------------------------------------------
Net Earnings          $11 mil          $13 mil        -14.96         $4 mil          $4 mil            -7.5
------------------------------------------------------------------------------------------------------------------
Net EPS                $3.44            $4.03         -14.64         $1.16            $1.28           -9.38
------------------------------------------------------------------------------------------------------------------
Operating Margin       3.27%            3.49%          -6.3          3.80%            3.51%           21.28
------------------------------------------------------------------------------------------------------------------
Net Margin             1.20%            1.40%         -15.49         1.20%            1.40%           -14.29
------------------------------------------------------------------------------------------------------------------
EBITDA                $30 mil          $31 mil         -3.22         $9 mil          $8 mil            12.2
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $31 mil          $38 mil        -17.41        $31 mil          $38 mil          -17.41
------------------------------------------------------------------------------------------------------------------
Inventory             $33 mil          $34 mil         -4.65        $33 mil          $34 mil          -4.65
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            9.2              3.8            16             NA
---------------------------------------------------------------------------------
Price/Sales             0.11             0.04          0.15           0.19
---------------------------------------------------------------------------------
Price/Cash Flow          5               2.1            6.6           6.7
---------------------------------------------------------------------------------
Price/Book              0.87             0.42          1.39           1.94
---------------------------------------------------------------------------------
Return on Equity       9.60%            7.10%         12.90%           NA
---------------------------------------------------------------------------------
Return on Assets       4.70%            3.10%          6.20%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.20%            0.20%          0.40%         0.60%
---------------------------------------------------------------------------------


PAGE 39 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------

WHOLE FOODS MARKET (WFMI)
-----------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
-----------------------------------------------------------------------------------------------------------
                           Mar-04           Dec-03            Sep-03          Jun-03           Mar-03
-----------------------------------------------------------------------------------------------------------
Revenues                  $902 mil        $1,118 mil         $751 mil        $749 mil         $725 mil
-----------------------------------------------------------------------------------------------------------
Net Earnings              $35 mil           $39 mil          $24 mil          $29 mil         $26 mil
-----------------------------------------------------------------------------------------------------------
Net EPS                    $0.54             $0.60            $0.38            $0.45           $0.44
-----------------------------------------------------------------------------------------------------------
Pre-tax Margin               NA              5.80%            5.50%            5.60%           5.40%
-----------------------------------------------------------------------------------------------------------
Net Margin                 3.60%             3.50%            3.30%            3.40%           3.20%
-----------------------------------------------------------------------------------------------------------
EBITDA                       NA            $100 mil          $64 mil          $68 mil         $66 mil
-----------------------------------------------------------------------------------------------------------
Long-Term Debt            $165 mil         $165 mil          $163 mil        $161 mil         $165 mil
-----------------------------------------------------------------------------------------------------------
Inventory                    NA            $139 mil          $124 mil        $124 mil         $119 mil
-----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                       Quarterly
----------------------------------------------------------------------------------------------------------------------
                       Mar-04           Mar-03           %CHG.           Mar-04           Mar-03           %CHG.
----------------------------------------------------------------------------------------------------------------------
Revenues             $3,520 mil       $2,936 mil         19.9           $902 mil         $725 mil          24.41
----------------------------------------------------------------------------------------------------------------------
Net Earnings          $127 mil         $95 mil           32.74          $35 mil          $26 mil           37.89
----------------------------------------------------------------------------------------------------------------------
Net EPS                $1.97            $1.58            24.68           $0.54            $0.44            22.73
----------------------------------------------------------------------------------------------------------------------
Operating Margin         NA             8.82%             NA               NA             9.16%             NA
----------------------------------------------------------------------------------------------------------------------
Net Margin             3.60%            3.20%            10.77           3.60%            3.20%            12.5
----------------------------------------------------------------------------------------------------------------------
EBITDA                   NA            $259 mil           NA               NA            $66 mil            NA
----------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $165 mil         $165 mil          -0.12          $165 mil         $165 mil           NA
----------------------------------------------------------------------------------------------------------------------
Inventory                NA            $119 mil           NA               NA            $119 mil           NA
----------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
------------------------------------------------------------------------------------------------------------
                           Mar-04           Sep-03            Sep-02          Sep-01           Sep-00
-----------------------------------------------------------------------------------------------------------
Revenues                 $3,520 mil       $3,149 mil        $2,691 mil      $2,272 mil       $1,839 mil
-----------------------------------------------------------------------------------------------------------
Net Earnings              $127 mil         $104 mil          $85 mil          $68 mil         $-5 mil
-----------------------------------------------------------------------------------------------------------
Net EPS                    $1.97             $1.66            $1.40            $1.21          ($0.09)
-----------------------------------------------------------------------------------------------------------
Pre-tax Margin               NA              5.50%            5.20%            4.00%           3.50%
-----------------------------------------------------------------------------------------------------------
Net Margin                 3.60%             3.30%            3.10%            3.00%           -0.20%
-----------------------------------------------------------------------------------------------------------
EBITDA                       NA            $273 mil          $235 mil        $200 mil         $165 mil
-----------------------------------------------------------------------------------------------------------
Long-Term Debt            $165 mil         $163 mil          $162 mil        $251 mil         $298 mil
-----------------------------------------------------------------------------------------------------------
Interest Coverage            NA              22.3              14.5              6              5.2
-----------------------------------------------------------------------------------------------------------
Inventory                    NA            $124 mil          $108 mil         $99 mil         $94 mil
-----------------------------------------------------------------------------------------------------------
Current Assets            $407 mil         $364 mil          $172 mil        $145 mil         $152 mil
-----------------------------------------------------------------------------------------------------------
Current Liabilities       $274 mil         $240 mil          $176 mil        $156 mil         $143 mil
-----------------------------------------------------------------------------------------------------------
Common Equity             $819 mil         $776 mil          $589 mil        $409 mil         $307 mil
-----------------------------------------------------------------------------------------------------------
Dividends                  $0.15             $0.00            $0.00            $0.00           $0.00
-----------------------------------------------------------------------------------------------------------
Payout Ratio               7.61%             0.00%            0.00%            0.00%           0.00%
-----------------------------------------------------------------------------------------------------------


KEY RATIOS
-------------------------------------------------------------------------------------
                      Current         5-Yr. Low       5-Yr. High        Industry
-------------------------------------------------------------------------------------
Trailing P/E            38.9             18.3            56.6              NA
                  -------------------------------------------------------------------
Price/Sales             1.33             0.44             1.3             0.19
                  -------------------------------------------------------------------
Price/Cash Flow          NA              7.3             26.8             6.7
                  -------------------------------------------------------------------
Price/Book              5.7              2.39            5.17             1.94
                  -------------------------------------------------------------------
Return on Equity       15.50%           13.40%          16.60%             NA
                  -------------------------------------------------------------------
Return on Assets       9.90%            -0.60%           9.00%           -0.80%
-------------------------------------------------------------------------------------
Debt/Total Capital       NA             0.20%            0.50%           0.60%
-------------------------------------------------------------------------------------


PAGE 40 CONFIDENTIAL

                                            BROOKS, HOUGHTON & SECURITIES, INC.
-------------------------------------------------------------------------------


WILD OATS MARKETS (OATS)
------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS
------------------------------------------------------------------------------------------------------
                           Mar-04           Dec-03            Sep-03        Jun-03        Mar-03
------------------------------------------------------------------------------------------------------
Revenues                  $264 mil         $254 mil          $237 mil      $242 mil      $236 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $2 mil           $1 mil           $-1 mil        $2 mil        $1 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.08             $0.03           ($0.03)         $0.07         $0.05
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.80%             0.60%            1.00%          1.50%         1.40%
------------------------------------------------------------------------------------------------------
Net Margin                 0.50%             0.40%            0.60%          0.90%         0.80%
------------------------------------------------------------------------------------------------------
EBITDA                    $11 mil           $8 mil            $6 mil        $9 mil        $9 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $24 mil           $30 mil          $37 mil        $40 mil       $39 mil
------------------------------------------------------------------------------------------------------
Inventory                 $46 mil           $47 mil          $46 mil        $48 mil       $49 mil
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
 ANNUAL FINANCIALS
-------------------------------------------------------------------------------------------------------
                           Mar-04           Dec-03            Dec-02        Dec-01        Dec-00
------------------------------------------------------------------------------------------------------
Revenues                  $997 mil         $969 mil          $919 mil      $893 mil      $838 mil
------------------------------------------------------------------------------------------------------
Net Earnings               $5 mil           $4 mil            $7 mil       $-44 mil      $-15 mil
------------------------------------------------------------------------------------------------------
Net EPS                    $0.15             $0.12            $0.26         ($1.80)       ($0.65)
------------------------------------------------------------------------------------------------------
Pre-tax Margin             0.80%             0.60%            1.30%         -7.70%        -2.80%
------------------------------------------------------------------------------------------------------
Net Margin                 0.50%             0.40%            0.80%         -4.90%        -1.80%
------------------------------------------------------------------------------------------------------
EBITDA                    $34 mil           $33 mil          $40 mil        $22 mil       $55 mil
------------------------------------------------------------------------------------------------------
Long-Term Debt            $24 mil           $30 mil          $43 mil       $112 mil       $0 mil
------------------------------------------------------------------------------------------------------
Interest Coverage           4.8               3.2              2.3            NA            NA
------------------------------------------------------------------------------------------------------
Inventory                 $46 mil           $47 mil          $47 mil        $54 mil       $55 mil
------------------------------------------------------------------------------------------------------
Current Assets            $72 mil           $77 mil          $68 mil        $89 mil       $86 mil
------------------------------------------------------------------------------------------------------
Current Liabilities       $117 mil         $117 mil          $96 mil       $115 mil      $223 mil
------------------------------------------------------------------------------------------------------
Common Equity             $180 mil         $175 mil          $167 mil      $107 mil      $152 mil
------------------------------------------------------------------------------------------------------
Dividends                  $0.00             $0.00            $0.00          $0.00         $0.00
------------------------------------------------------------------------------------------------------
Payout Ratio               0.00%             0.00%            0.00%          0.00%         0.00%
-------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
 FINANCIAL TRENDS                   12 Mo. Period                                  Quarterly
------------------------------------------------------------------------------------------------------------------
                       Mar-04           Mar-03         %CHG.         Mar-04          Mar-03           %CHG.
------------------------------------------------------------------------------------------------------------------
Revenues              $997 mil         $922 mil        8.12         $264 mil        $236 mil          11.78
------------------------------------------------------------------------------------------------------------------
Net Earnings           $5 mil           $8 mil        -41.56         $2 mil          $1 mil           71.43
------------------------------------------------------------------------------------------------------------------
Net EPS                $0.15            $0.28         -46.43         $0.08            $0.05             60
------------------------------------------------------------------------------------------------------------------
Operating Margin       3.42%            4.42%         -22.62         4.13%            3.64%           36.25
------------------------------------------------------------------------------------------------------------------
Net Margin             0.50%            0.80%         -40.48         0.50%            0.80%           -37.5
------------------------------------------------------------------------------------------------------------------
EBITDA                $34 mil          $41 mil        -16.42        $11 mil          $9 mil           26.74
------------------------------------------------------------------------------------------------------------------
Long-Term Debt        $24 mil          $39 mil        -37.79        $24 mil          $39 mil          -37.79
------------------------------------------------------------------------------------------------------------------
Inventory             $46 mil          $49 mil         -6.91        $46 mil          $49 mil          -6.91
------------------------------------------------------------------------------------------------------------------


KEY RATIOS
---------------------------------------------------------------------------------
                      Current         5-Yr. Low     5-Yr. High      Industry
---------------------------------------------------------------------------------
Trailing P/E            86.5             27.2          118.8           NA
---------------------------------------------------------------------------------
Price/Sales             0.39             0.11          0.91           0.19
---------------------------------------------------------------------------------
Price/Cash Flow         12.2             -5.7          51.1           6.7
---------------------------------------------------------------------------------
Price/Book              2.19             0.59          3.97           1.94
---------------------------------------------------------------------------------
Return on Equity       2.50%            2.10%          7.70%           NA
---------------------------------------------------------------------------------
Return on Assets       1.30%           -12.40%         3.70%         -0.80%
---------------------------------------------------------------------------------
Debt/Total Capital     0.10%            0.00%          0.50%          0.60%
---------------------------------------------------------------------------------

PAGE 41 CONFIDENTIAL